UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

Southridge Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1404 North Main, Suite 200
Meridian, Idaho 83642
(Address of Principal Executive Offices, including zip code)

(208) 288-5550
(Registrant’s telephone number, including area code)

9446 Dunloggin Road
Ellicott City, Maryland 21042
(Former Address of Principal Executive Offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement	3

Item 2.01. Completion of Acquisition or Disposition of Assets	3

Merger	3

Description of Our Company	7

Management’s Discussion and Analysis or Plan of Operations	17

Risk Factors	26

Security Ownership of Certain Beneficial Owners and Management	40

Directors and Executive Officers	41

Executive Compensation	43

Certain Relationships and Related Transactions	45

Description of our Securities	47

Item 3.02. Unregistered Sales of Equity Securities	49

Item 4.01. Changes in Registrant’s Certifying Accountant	51

Item 5.01. Changes in Control of Registrant	52

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	52

Item 5.06. Change in Shell Company Status	52

Item 9.01. Financial Statements and Exhibits	52

Item 1.01 Entry into a Material Definitive Agreement.

The Merger. On July 13, 2007, Southridge Technology Group, Inc., a Delaware corporation (“STG”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among STG, RxElite Holdings Inc., a privately held Delaware corporation (“RxElite”), and RxElite Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of STG (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub was merged with and into RxElite, and RxElite, as the surviving corporation, became a wholly-owned subsidiary of STG.

For a description of the Merger Agreement, the Merger and certain related transactions, including the entering into of other material agreements and issuance of shares of common stock and warrants to purchase common stock in connection with the Merger, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

Prior to the announcement by STG relating to the possibility of entering into the Merger, there were no material relationships between STG or RxElite, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Merger

On July 13, 2007, STG entered into the Merger Agreement with RxElite and Acquisition Sub. Upon closing of the Merger on July 13, 2007, Acquisition Sub was merged with and into RxElite, and RxElite became a wholly-owned subsidiary of STG.

•
At the closing of the Merger, each share of RxElite’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.090606 shares of STG’s common stock (the “Exchange Ratio”), and each option and warrant to purchase RxElite’s common stock was converted on the same basis into, respectively, an option or, in the case of consenting warrant holders, warrants to purchase STG’s common stock. An aggregate of 4,145,806 shares of STG’s common stock were issued to the holders of RxElite’s common stock, and an aggregate of 224,961 and 683,702 shares of STG’s common stock were reserved for issuance under such RxElite options and warrants, respectively.

•
Pursuant to the terms of the Merger Agreement, STG assumed all of RxElite’s obligations under RxElite’s outstanding stock options and warrants. At the time of the Merger, RxElite had outstanding stock options and warrants to purchase an aggregate of 2,482,850 and 7,545,878 shares of its common stock, respectively, which outstanding options and warrants became options and warrants to purchase an aggregate of 207,112 and 683,702 shares of STG’s common stock, respectively, after giving effect to the Merger. In connection with the assumption of the RxElite Holdings Inc. 2007 Incentive Stock Plan (the “Plan”), under which 14,873,892 shares of RxElite’s common stock were reserved for issuance as incentive awards to officers, directors, employees and other qualified persons, STG reserved 1,347,664 shares of its common stock for issuance under the assumed Plan. Neither STG nor RxElite had any other options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger.

•
Immediately following the closing of the Merger, under the terms of the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated as of July 13, 2007, by and among STG, Joseph M. Garti and Sunodia Partners LP, STG transferred all of its pre-Merger operating assets and liabilities to its wholly-owned subsidiary, STG Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to the Stock Purchase Agreement, dated as of July 13, 2007, by and between STG and Split Co. (the “Split-Off Agreement”) , STG transferred all of the outstanding capital stock of SplitCo to Joseph M. Garzi and Sunodia Partners LP, two stockholders of STG, in exchange for cancellation of 9,050,000 shares of STG’s common stock held by such stockholder (the “Split-Off”), which left 1,495,000 shares of STG’s common stock held by existing stockholders of STG. These shares constituted the part of STG’s “public float” prior to the Merger that will continue to represent the shares of STG’s common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), permits additional sales of issued shares, or a further registration statement has been declared effective.

•
Immediately following the closing of the Merger and the effectuation of the Split-Off, STG raised $10,703,092 of equity capital and converted $1,899,273 of Convertible Debentures through the issuance of 1,903,084 units in a private placement (the “Private Placement”), consisting of an aggregate of (i) 1,903,084 shares of STG’s common stock and (ii) two-year warrants to purchase an aggregate of an additional 951,542 shares of STG’s common stock at an exercise price of $9.38 per whole share, at $6.62 per unit. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter (as defined below).

•
Upon the closing of the Merger, Andrew Uribe, the then-current sole officer and member of the board of directors of STG, resigned and simultaneously therewith a new board of directors was appointed. The new board of directors consisted initially of three (3) of the four (4) current members of the board of directors of RxElite (Daniel Chen, Jonathan Houssian and Mathew Chen). In connection with the approval of the post-Merger transactions described in this Current Report on Form 8-K (the “Current Report”), Mark Auerbach and Peter Williams were appointed to the board of directors. Mathew Chen announced his resignation from the board of directors effective as of the close of business on July 13, 2007.

•	Each of STG, RxElite and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

•
Immediately following consummation of the Merger, Split-Off and Private Placement, STG’s board of directors declared an 11.036789 for 1 forward stock split in the form of a dividend of 10.036789 shares for each one share of outstanding stock (the “Dividend”). The record time for such Dividend was on July 13, 2007, immediately following the Merger, the Split-Off and the Private Placement, such that the Dividend was payable immediately.

•	Subsequent to the Dividend, STG issued shares of common stock and/or warrants as follows (collectively, the “Post-Closing Equity Transactions”):

•
Pursuant to the Securities Purchase Agreement, dated as of July 13, 2007, by and among STG, RxElite and the investors listed on Exhibit A thereto (the “Securities Purchase Agreement”), the Promissory Note issued to William J. Marciniak on June 24, 2003, and as subsequently amended pursuant to a Letter Agreement, dated February 16, 2004, was paid in full in exchange for approximately $515,171 in cash and 429,310 shares of STG’s common stock.

•
Pursuant to the Amended and Restated Consulting Agreement with International Capital Advisory Inc. (“ICA”) dated as of June 29, 2007 and the Stock Purchase Agreement dated as of July 13, 2007 between STG, RxElite and ICA (the “ICA Purchase Agreement”), in consideration for certain advisory services provided by ICA, STG issued to ICA a two year warrant to purchase 2,500,000 shares of STG’s common stock at a price of $0.60 per share and a two year warrant to purchase 1,250,000 shares of STG’s common stock at a price of $0.85 per share. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

•
Pursuant to the Compensation Agreement with Mr. Wu Kong King dated as of July 13, 2007, and the Stock Purchase Agreement dated as of July 13, 2007 between STG, RxElite and Mr. Wu Kong King (the “Wu Stock Purchase Agreement”) in consideration for certain advisory services provided by Mr. Wu, STG issued a two year warrant to purchase 379,963 shares of STG’s common stock at a price of $0.60 per share. The two year term of this warrant will not begin and it will not be exercisable until the effectiveness of the Restated Charter.

•
Pursuant to the First Amended and Restated Conversion Agreement (the “Conversion Agreement”), dated as of April 26, 2007, STG paid to the former holders of RxElite’s Series A Preferred Stock $600,000 and issued to them two-year warrants to purchase 1,000,000 shares of STG’s common stock at a price of $0.60 per share (the “RxElite Series A Stockholder Warrants”), to be divided in accordance with the terms of the Conversion Agreement. The Conversion Agreement also provides that on December 31, 2008, STG will offer to purchase from each such former holder of RxElite’s Series A Preferred Stock a portion of  up to an aggregate of 350,000 shares of STG’s common stock at a price of $4.00 per share, to be divided in accordance with the terms of the Conversion Agreement. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

•
The stockholders of RxElite as of December 31, 2006 were issued two-year warrants to purchase 2,000,001 shares of STG’s common stock at a price of $0.85 per share (the “RxElite Common Stockholder Warrants” and together with the RxElite Series A Stockholder Warrants, the “RxElite Stockholder Warrants”), to be divided among them pro rata. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

•
Pursuant to the Securities Purchase Agreement, STG issued an aggregate of 65,884 shares of STG’s common stock to certain non-executive employees of RxElite who elected to convert an aggregate of $39,530 of deferred compensation into such stock.

•
STG currently does not have sufficient authorized capital to allow for the exercise of all of the warrants issued in the Private Placement and the Post-Closing Equity Transactions described above, accordingly, none of these warrants are currently exercisable. As such, on it is contemplated that STG’s board of directors will approve an amended and restated certificate of incorporation (the “Restated Charter”) that, among other things, contingent upon stockholder approval, will increase the number of authorized shares of common stock from 98,000,000 to 200,000,000 and will increase the number of authorized shares of capital stock from 99,000,000 to 201,000,000. STG intends to file a Preliminary Consent Solicitation Statement on Schedule 14A with the Securities and Exchange Commission in connection with this Restated Charter (the “Schedule 14”) to obtain the consent of the Company’s stockholders approving, among other things (i) the Restated Charter (ii) the ratification of the appointment of the new independent accountants (as described below) and (iii) the Plan. Immediately upon the effectiveness of the Restated Charter, the warrants shall become exercisable and their two-year terms shall commence.

•
The Restated Charter, will, upon its effectiveness, effectuate, among other things (i) the change of STG’s corporate name from “Southridge Technology Group, Inc.” to “RxElite Inc.,” and (ii) the increase of STG’s authorized shares.

•
Following the effectiveness of the Restated Charter, pursuant to a certain Letter of Intent, between Minrad International, Inc. (“Minrad”) and RxElite, we will issue to Minrad and ICA in consideration for extended payment terms and certain pricing discounts, 1,500,000 shares of STG’s common stock to Minrad and 5,833,333 shares of STG’s common stock to ICA in discharge of a certain royalty obligation owed by Minrad to ICA on products commercialized by RxElite and Minrad (the “Minrad/ICA Issuance”).

•
Following the Merger, Split-Off, Private Placement Dividend, Post-Closing Equity Transactions and the Minrad/ICA Issuance, there will be issued and outstanding on a fully diluted basis (assuming the exercisability of the warrants described above) and reserved under the Plan, 131,140,546 shares of STG’s common stock, as follows:

•
the former stockholders of RxElite hold an aggregate of (i) 45,756,386 shares of STG’s common stock and (ii) warrants to purchase an aggregate of 10,545,874 shares of STG’s common stock (including the RxElite Stockholder Warrants).

•	the legacy stockholders of STG hold 16,500,000 shares of STG’s common stock.

•	the investors in the Private Placement hold an aggregate of (i) 21,003,942 shares of STG’s common stock and (ii) warrants to purchase an aggregate of 10,501,971 shares of STG’s common stock.

•	the parties to the Post-Closing Equity Transactions hold an aggregate of (i) 495,194 shares of STG’s common stock and (ii) warrants to purchase an aggregate of 4,129,963 shares of STG’s common stock.

•	Minrad and ICA will hold an aggregate of 7,333,333 shares of STG’s common stock pursuant to the Minrad/ICA Issuance.

•	there are an aggregate of 14,873,883 shares of STG’s common stock issued or reserved for issuance under the Plan.

The foregoing description of the Merger Agreement and Split-Off and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Merger Agreement filed as Exhibit 2.1 hereto, (ii) Stock Purchase Agreement, dated as of July 13, 2007, by and among STG, Joseph M. Garzi and Sunodia Partners LP filed as Exhibit 10.1 hereto, (iii) Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of July 13, 2007, by and between STG and STG Holdings, Inc. filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Form of Stock Purchase Agreement filed as Exhibit 10.3 hereto, (ii) Stock Purchase Agreement, dated as of January 19, 2007, by and between RxElite Holdings Inc. and the investors listed on Exhibit A thereto filed as Exhibit 10.4 hereto, (iii) Form of First Amendment to Stock Purchase Agreement filed as Exhibit 10.5 hereto, (iv) Form of Amended and Restated Registration Rights Agreement filed as Exhibit 10.6 hereto, (v) Form of Warrant Agreement filed as Exhibit 10.7 hereto, (vi) Form of Warrant Agreement issued pursuant to the Stock Purchase Agreement, dated as of January 19, 2007 filed as Exhibit 10.8 hereto, (vii) Form of First Amendment to Warrant Agreement filed as Exhibit 10.9 hereto, and (viii) Form of Escrow Agreement filed as Exhibit 10.10 hereto, each of which is incorporated herein by reference.

The foregoing description of the Post-Closing Equity Transactions and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Stock Purchase Agreement dated as of July 13, 2007 between STG, RxElite and ICA filed as Exhibit 10.11 hereto, (ii) Stock Purchase Agreement dated as of July 13, 2007 between STG, RxElite and Mr. Wu Kong King filed as Exhibit 10.12 hereto, (iii) Form of Warrant Agreement filed as Exhibit 10.7 hereto, (iv) Form of Securities Purchase Agreement filed as Exhibit 10.13 hereto, (v) First Amended and Restated Conversion Agreement, dated as of April 26, 2007, by and among RxElite and each of the Holders (as defined therein) filed as Exhibit 10.14 hereto and (vi) Form of RxElite Stockholder Warrant filed as Exhibit 10.15 hereto, each of which is incorporated herein by reference.

The shares of STG’s common stock issued to former holders of RxElite’s capital stock in connection with the Merger, and the shares of STG’s common stock and warrants issued in the Private Placement, the Post-Closing Equity Transactions and the Minrad/ICA Issuance, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Merger Agreement and currently, there are no material relationships between STG or any of its affiliates and RxElite, other than in respect of the Merger Agreement and the related transactions described in this Current Report.

Changes Resulting from the Merger

STG intends to carry on RxElite’s business as its sole line of business. STG has relocated its executive offices to 1404 North Main Street, Suite 200, Meridian, ID 83642 and its telephone number is (208) 288-5550.

The Merger and its related transactions were approved by the holders of a requisite number of shares of RxElite’s capital stock pursuant to written consents dated as of July 2, 2007. Under Delaware corporate law, RxElite’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that RxElite pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. At July 13, 2007, no holders of shares of RxElite’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Officers

Upon closing of the Merger, all of the then-current officers and directors of STG resigned and were replaced by RxElite’s officers and three(3) of the directors serving immediately prior to the Merger. Immediately following the Merger, Mark Auerbach and Peter Williams were appointed to the board of directors. Mathew Chen subsequently announced his resignation from the board of directors effective as of the close of business on July 13, 2007.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment

The Merger is being accounted for as a reverse acquisition and recapitalization of RxElite for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of RxElite and will be recorded at the historical cost basis of RxElite, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of STG and RxElite, historical operations of RxElite and operations of STG from the closing date of the Merger.

Tax Treatment; Small Business Issuer

The transfer of operating assets and liabilities to SplitCo, coupled with the Split-Off of SplitCo, will result in taxable income to STG in an amount equal to the difference between the fair market value of the assets transferred and STG’s tax basis in the assets. Any gain recognized, to the extent not offset by STG’s net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

STG will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

DESCRIPTION OF OUR COMPANY

Southridge Technology Group, LLC (“Southridge LLC”) was organized in November 2001 under the laws of the State of Delaware. On August 24, 2005, Southridge LLC was converted into a corporation and changed its name to Southridge Technology Group, Inc. (“STG”). Prior to the Merger, STG provided customized computing and communications services and solutions for small to medium-sized businesses.

RxElite Holdings Inc. (“RxElite”) was founded in 2000 as a Nevada limited liability company, and subsequently reincorporated in 2003 as a Delaware corporation. RxElite is headquartered in Boise, Idaho, and in addition to its corporate headquarters, also operates a warehouse and distribution facility in Mountain Home, Idaho. RxElite is a U.S. specialty generic pharmaceutical company focused on the development, manufacturing and marketing of generic prescription drug products. In August 2006, RxElite divested its respiratory business to focus its corporate resources on growing its more profitable anesthetic gas franchise, including preparation for the launch of generic Sevoflurane. The divestiture of the respiratory business significantly reduced RxElite’s sales and volumes, but also enabled it to retire approximately $15.9 million of long term debt. Prior to the divestiture, over the past 6 years, RxElite had become a leading supplier of unit dose sterile respiratory inhalation drugs, Albuterol 0.083% and Ipratropium 0.02%, manufactured using advanced aseptic blow-fill-seal (BFS) technology.

After the Merger, (i) all of the pre-Merger operating assets and liabilities of STG will be transferred to its wholly owned subsidiary SplitCo and all of the issued and outstanding shares of SplitCo will be transferred to Joseph M. Garzi and Sunodia Partners LP, stockholders of STG prior to the Merger, in exchange for the cancellation of 9,050,000 shares of STG’s common stock held by them, and (ii) STG succeeded to the business of RxElite as its sole line of business.

All information in this Current Report reflects (i) the 1 for 4.2194 stock-split effected by RxElite, Inc. as of November 9, 2006, (ii) the Exchange Ratio effective at the time of the Merger and (iii) the Dividend effective immediately following the closing of the Merger, unless otherwise noted.

DESCRIPTION OF OUR BUSINESS

Because the business operations of STG conducted prior to the closing of the Merger will not be continued following the Merger but instead will be assigned and transferred to SplitCo, the following discussion does not include information pertaining to such business operations for periods prior to the closing of the Merger. All references to the “Company,” “we,” “our,” and “us” for periods prior to the closing of the Merger refer to RxElite Holdings Inc., and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Merger refer to STG together with its wholly owned operating subsidiary, RxElite Holdings, Inc. after giving effect to the Split Off but prior to the filing of the Restated Charter.

Company Overview

We develop, manufacture, and market generic prescription drug products in specialty generic markets. Our business strategy focuses on three key tenets: (1) serve specialty generic segments; (2) employ low cost manufacturing; and (3) deliver unparalleled customer service defined by consistent supply and a high level of service. Our marketed and pipeline products are in specialty markets characterized by limited competition, barriers to entry, and good margin opportunities. These markets include products in the areas of anesthesia, sterile liquid dose drugs (which includes ophthalmic products, sterile inhalation respiratory products, and injectable drugs), and transdermal patch products. Barriers to entry in these specialty markets include limited industry capacity, patented manufacturing processes, difficult formulations, and limited sources of APIs (Active Pharmaceutical Ingredients).

At present, we have a portfolio of pipeline and marketed specialty products classified into three identifiable business segments: (1) anesthetic gases; (2) sterile liquid dose products; and (3) transdermal patch products. In addition, we have one ANDA (Abbreviated New Drug Application) pending review at the FDA (Food and Drug Administration) from our corporate agreement with Alkem Laboratories (described below), and own three other ANDAs which are dormant and are not actively marketed. Our customers include hospitals and hospital GPOs (Group Purchasing Organizations), national and regional wholesalers, direct retail pharmacy stocking chains, leading homecare companies, and outpatient and ambulatory care clinics.

Anesthetic Gases. We currently market three anesthetic gases, Enflurane, Isoflurane, and Sevoflurane pursuant to a mutually exclusive manufacturing and distribution agreement (the “Minrad Agreement”) with Minrad Inc. (“Minrad”). In addition to Enflurane, Isoflurane, and Sevoflurane, the Minrad Agreement grants us the right to market and sell Desflurane once it becomes available as a generic drug in the U.S. market. Assuming we meet the volume milestones in the Minrad Agreement, we will be able to renew the Minrad Agreement past December 31, 2008 and remain the exclusive distributor to Minrad of Enflurane, Isoflurane, Sevoflurane and, upon approval, Desflurane in the United States.

We began purchasing human inhalation anesthetics under the Minrad Agreement on September 30, 2004. On April 14, 2005, we entered into an amendment of the existing Minrad Agreement pursuant to which we were granted a non-exclusive right to purchase Isoflurane, for distribution for veterinary uses in the U.S. market. The amendment also gives us the exclusive right to purchase for distribution to end-users other generic inhalation anesthetic products that Minrad expects to make in the future, including Desflurane (for human use), when they become available. Terms of the original Minrad Agreement provide us with the exclusive right to distribute for human use, Isoflurane and Enflurane under the RxElite label, and provide us the exclusive right to distribute Sevoflurane for human use after approval by the FDA (which was recently received) and any existing period of exclusivity granted by the FDA has expired.

The current term of the Minrad Agreement ends on December 31, 2008, and we may renew it for successive one-year terms provided we meet certain requirements. Minrad may only terminate the Minrad Agreement under limited circumstances, such as if we fail to meet minimum annual purchase commitments or fail to pay any amount we owe to Minrad. The Minrad Agreement also provides that if we or Minrad recall any of the products distributed by us because the products are believed to violate a provision of applicable law, Minrad will bear the costs of the recall.

The foregoing description of the Minrad Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exclusive Manufacturing and Distribution Agreement, dated as of June 9, 2004, by and between RxElite Holdings Inc. and Minrad International, Inc., as amended, filed as Exhibit 10.16 hereto, which is incorporated herein by reference.

In connection with the execution of the Minrad Agreement, we entered into an Advisory Consulting Agreement dated as of July 1, 2003 with PowerOne Capital Corp. (“PowerOne”) pursuant to which we agreed to pay to PowerOne a royalty on the gross revenues of any product developed and marketed under the Minrad Agreement. The amount of the royalties per product is 1% for the first year of distribution and marketing, 2% for the second year, 3% for the third year, 4% for the fourth year and 5% for the fifth year. After the fifth year, no further royalties accrue. This royalty provision survived the termination of the agreement, which otherwise expired as of June 1, 2003, and is a continuing obligation so long as Minrad manufactures our products.

Enflurane and Isoflurane are marketed to U.S. hospitals and hospital GPOs. We estimate that the U.S. markets for Enflurane and Isoflurane are approximately $1 million and $10 million, respectively.

On May 2, 2007, Minrad received FDA approval for its generic Sevoflurane product. This approval allows us to immediately launch generic Sevoflurane in the U.S. market. We estimate that the U.S. market for Sevoflurane is approximately $400 million.

In 2007, Minrad plans to file an ANDA with the FDA Center for Drug Evaluation and Research, Office of Generic Drugs for Desflurane. We estimate that the U.S. market for Desflurane is approximately $200 million. Upon U.S. FDA approval of the Desflurane ANDA application, we intend to move rapidly to market the product in the U.S. market.

We do not have the right under the Minrad Agreement to market and distribute any of Enflurane, Isoflurane (veterinary only), Sevoflurane or Desflurane outside the U.S.

Our anesthetic gas products are our principal products today, and represent a significant majority of our sales and profit opportunity. We anticipate that our sales and profits will become more diversified as we begin to receive approval for and commercialize other products including products from our current pipeline as discussed further below. However, there can be no guarantee that we will succeed in our efforts to diversify our product offerings.

Sterile Liquid Dose Products. The market for sterile liquid dose products is large, diverse and varies in size depending on the specific features of the drug being marketed. Our sterile liquid dose product pipeline includes generic ophthalmic products in unit and multi-dose presentations, sterile unit dose inhalation respiratory products and injectable drugs. Unit dose products are pre-measured dosages of drugs that have the advantage of being convenient to use while reducing the risk of dosage error, medication waste, and cross-contamination. We currently have 8 sterile liquid dose ANDAs in various stages of development although none have been submitted for review at the FDA. We plan to file ANDAs on a regular basis and compete by marketing prescription generic equivalents.

In August 2006, we made a strategic decision to divest our respiratory business to focus our corporate resources on growing our more profitable anesthetic gas franchise, including the preparation for the launch of generic Sevoflurane. The divestiture of our respiratory business significantly reduced our sales and business volumes, but also enabled us to retire approximately $15.9 million of long term debt. Prior to the divestiture, over the past 6 years, we had become a leading supplier of unit dose sterile respiratory inhalation drugs, Albuterol 0.083% and Ipratropium 0.02%, manufactured using advanced aseptic blow-fill-seal (BFS) technology. Our distribution strength and service levels made us a primary vendor for these products at a significant majority of the top 50 U.S. generic buyers that accounted for over 80% of all U.S. generic drug purchases. In doing so, we had attained a dominant market share position in the unit dose sterile respiratory inhalation drug market ahead of larger competitors in the industry.

Since the divestiture of our respiratory business, we have not marketed any sterile liquid dose products, but are in the process of developing such products.

Transdermal Patch Products. The market for transdermal patch products is large, diverse and varies in size depending on the specific features of the drug being marketed. We are developing and plan to file an ANDA for a generic transdermal patch product being developed under a Partnership Agreement with Core Tech Solutions, Inc. (“Core Tech”), pursuant to which Core Tech will develop, test and manufacture certain transdermal patch products and we will be the exclusive worldwide distributor of such products under the RxElite label. In addition, we have a right of first refusal with respect to any other generic patch products developed by Core Tech during the term of the agreement. The expenses of development and testing will be born equally by us and Core Tech, and any profits will be similarly shared, provided, that we have the option to purchase Core Tech’s share of such profits. The agreement is for a period of eight years and will be automatically renewed for successive one year periods as long as we continue to purchase the minimum required quantities. We do not currently market any products under the Core Tech agreement.

The foregoing description of the Partnership Agreement with Core Tech does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement, dated as of November 7, 2006, by and between RxElite Holdings Inc. and Core Tech Solutions, Inc., filed as Exhibit 10.17 hereto, which is incorporated herein by reference.

We currently do not offer any transdermal patch products, but are in the process of developing such products.

Manufacturing. We have pursued a contract manufacturing strategy to date, and prior to our recent divestiture, our sterile liquid products were manufactured at several sterile liquid products contract manufacturing sites. Our anesthetic gas products are manufactured by Minrad. Our transdermal patch products will be manufactured by Core Tech, and any products developed or marketed pursuant to our agreements with Stason and Alkem (as discussed below) will be manufactured in Asia.

In the future, we expect to develop internal capabilities for sterile liquids manufacturing and ANDA development. The manufacture of high volume sterile liquid products requires a state-of-the-art facility, equipment and testing controls as well as expertise. We believe the development of these internal capabilities will further improve our competitive position in the sterile liquid products market.

Sales and Marketing. Since all of our products are non-proprietary and generic in nature, we rely on our efforts in marketing, distribution, low manufacturing and operating costs, and high service levels to capture, maintain, and increase market share. To this end, we employ a three-tiered sales effort.

For our generic pharmaceutical products that are sold to the top 75 U.S. generic drug buyers (who, in the aggregate, represent a significant majority of U.S. generic drug purchases), such as McKesson Corporation, Cardinal Health Inc., and Walgreens Co., we employ a national accounts approach with a team of experienced retail national accounts representatives that sell and provide service to national wholesalers, regional wholesalers, direct retail pharmacy stocking chains and leading homecare companies.

For our hospital focused products, such as our portfolio of anesthetic gas products, we focus on contacting and servicing the top eight hospital GPOs such as Premier DSH, PACT DSH, Broadlane DSH, MedAssets and Consorta and top 100 Integrated Hospital Delivery Networks (IDNs) such as CHI, Centura Health, HCA, Trinity, Holy Cross Health Systems, Provena Health, Catholic Health East and Accension at the national accounts level. In addition to providing national accounts focus, we are also building a national hospital focused sales force as a part of the launch of Sevoflurane and for future hospital products.

Finally, an in-house sales team (telemarketing) supports the direct selling efforts in retail and hospital national accounts, and also sells directly to outpatient and ambulatory clinics and small rural hospitals.

To date, this approach has provided us with the ability to capture a market share in excess of 10% within 12 months for each of our product launches, but there can be no assurance that this level of market penetration can be attained for future products.

Research and Product Development. We are planning to aggressively expand our product line by pursuing new product development through a combination of contract development services, sponsored research, partnership development, and the acquisition or in-licensing of products developed by others.

We currently have 11 ANDAs for generic pharmaceutical in various stages of development, including 8 sterile liquid dosage form products. We plan to continue to file ANDAs on a regular basis as pharmaceutical products come off patent allowing us to compete by marketing prescription generic equivalents. To date, we have successfully employed our contract development services approach to obtain ANDA approvals for Albuterol 0.083% in 2005 and Ipratropium 0.02% in 2006. In addition, along with our plans to develop sterile liquids manufacturing capabilities internally, we intend to develop internal formulation and capabilities for our sterile liquids pipeline products. Clinical trials and bioequivalent studies required in connection with the development of certain specialty generic products are performed by contract research organizations under the direction of our personnel. Generally, for sterile liquid dose products, bioequivalency testing is not required in connection with seeking approval from the FDA through the ANDA process.

We also maintain a business development program that identifies potential product acquisition or product licensing candidates. In this regard, we focus our business development in two directions. First, we focus on niche products that complement our existing product lines and distribution channels, and that have limited competitors in the market. Alternatively, we focus on leveraging our commercial platform by partnering with low cost partners, to match their low cost manufacturing capabilities with our distribution strength in the U.S. to launch new products into the U.S. market.

In addition to our internal pipeline, we also have corporate partnerships with Stason Pharmaceuticals, Inc. (“Stason”) and Alkem Laboratories Ltd. (“Alkem”), each of which is a significant Asian generic pharmaceutical company, and Zach Systems S.p.A (“Zach”), a European pharmaceutical company. The agreements are for the development, testing and manufacture of a portfolio of products to be launched by us exclusively in the U.S. market. Pursuant to the Alkem and Stason agreements, we will pay an equal share in the cost of the development of the products. Pursuant to other defined conditions, the agreement with Zach includes provisions for a modification in the division of benefits to maintain an equitable allocation between the parties. Upon approval and launch, the products will be transferred to us at cost by Stason or Alkem, as applicable, and the profits will be shared equally. In our agreement with Zach, they pay for the development costs and retain non-U.S. commercial rights to the products developed under the agreement. We currently have one ANDA pending for review at the FDA related to our Alkem partnership, but do not currently market that product or any other products under any of our corporate partnership agreements.

Research and Product Development costs are expensed as incurred. Such costs amounted to $80,495, $10,120, and $502,580 for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, respectively.

Patents, Trademarks and Proprietary Technology

We consider the protection of discoveries in connection with our development and manufacturing activities important to our business. We have sought, and intend to continue to seek, patent protection in the U.S. and selected foreign countries where we deem such protection to be appropriate.

We hold an exclusive world-wide license to make, use, sell and offer to sell, import, distribute or otherwise transfer U.S. Patent No. 5,599,534, titled “Reversible gel-forming composition for delivery of bio-affecting substances, and method of use” issued on February 4, 1997, from U.S. Patent Application Serial No. 08/287,694 filed August 9, 1994. Kenneth J. Himmelstein and Cara L. Baustian are the named inventors. All right, title and interest in and to the patent have been assigned to us. The patent covers a technique relating to the production of ophthalmic products with certain gelling properties. The patent covers only one method of production of such ophthalmic products and other patents exist that cover alternate methods of producing such ophthalmic products. We do not currently utilize our patent, though we may do so in the future if we were to develop and market ophthalmic products. In certain circumstances, if we utilize the rights granted pursuant to the license agreement, we may incur royalty obligations to various parties.

In addition, we also hold licenses from third parties for certain patents, patent applications and technology utilized in some of our products and products in development.

We also rely on trademarks, trade secrets, unpatented proprietary know-how and continuing technological innovation to maintain and develop our competitive position. We enter into proprietary information and confidentiality agreements with certain of our employees pursuant to which such employees agree to assign to us any inventions relating to our business made by them while in our employ.

The RxElite name and corporate logo are registered trademarks.

Employee Relations

As of June 30, 2007, we had 44 full-time employees. We believe we enjoy good relations with our employees, none of whom are represented by a collective bargaining agent.

Competition

The marketing and manufacturing of pharmaceutical products is highly competitive, with many established manufacturers, suppliers and distributors actively engaged in all phases of the business. Most of our competitors have substantially greater financial and other resources, including greater sales volume, larger sales forces, and greater product development and manufacturing capabilities and capacity, as well as greater regulatory and scientific resources. We believe that the principal factors on which we compete are marketing and distribution ability, product development capability, product quality, product manufacturing, price, and customer service. However, there can be no assurance that we will be able to successfully develop and introduce new products in order to maintain our competitive position as discussed further in the section labeled “Risk Factors.”

The companies that compete with us in the anesthetic gases segment for human use include Abbott Laboratories, Baxter Healthcare, and Hospira, and for the veterinary market, we also compete with Halocarbon.

The companies that compete with our sterile liquid dosage products include both generic and brand name companies such as Dey Laboratories, Nephron Pharmaceuticals, Teva, Pharmaceutical Industries Ltd. and AstraZeneca plc for inhalation products; Alcon Inc., Allergan Inc., and Bausch Lomb Inc. for ophthalmic products; Abbott Laboratories, Baxter International, Inc., and Abraxis Bioscience, Inc. for injectable drugs.

The companies that compete with our transdermal patch products include Sandoz, Johnson & Johnson, Mylan Labs, Inc. and Watson Pharmaceuticals Inc.

In all of these segments, the basis of competition is price, service, and the reliability of supply measured by order fulfillment and on-time deliveries. In this regard, we have a track record of uninterrupted supply and service levels for over 6 years.

Suppliers and Customers

We require a supply of quality raw materials and components to manufacture and package pharmaceutical products for our own needs and for third parties with which we have partnered or contracted. The principal components of our products are active and inactive pharmaceutical ingredients and certain packaging materials. Some of these components are only available from a single source and, in the case of some of our ANDAs, only one supplier of raw materials has been identified. Because FDA approval of drugs requires manufacturers to specify their proposed suppliers of active ingredients and certain packaging materials in their applications, FDA approval of any new supplier would be required if active ingredients or such packaging materials were either no longer available or are no longer economically feasible from the specified supplier for us to continue to be competitive in the market. The qualification of a new supplier could delay our development and marketing efforts. If, for any reason, we are unable to obtain sufficient quantities of any of the raw materials or components required to produce or package our products, we may not be able to manufacture our products as planned, which could have a material adverse effect on our business, financial condition, and results of operations. Similarly, as we rely on third party manufacturer for our products on a contracted or partnership basis, if for any reason we are unable to obtain sufficient quantities of any finished products as planned, it would also have a material adverse effect on our business financial condition, and results of operations. For the fiscal year ended December 31, 2006, our two largest suppliers accounted for approximately $11 million and $5 million, or 67.3% and 32.5%, respectively, of product purchases. For the three months ended March 31, 2007, our largest supplier accounted for approximately $507,000 or 87.5% of product purchases.

We focus on the top 75 national account drug buyers, who, in the aggregate, account for a significant majority of all U.S. generic drug purchases. In the past, we have been the primary vendor for our respiratory products to a significant majority of these national accounts. They include national wholesalers such as McKesson Corporation and Cardinal Health Inc., regional wholesalers such as Value Drug and Kinray, direct retail pharmacy stocking chains such as Wal-Mart Stores Inc., and Walgreen Co., and leading homecare companies such as Lincare Holdings Inc. and Apria Healthcare Group Inc.

In the hospital and hospital GPO segment, we are an approved vendor and have approved vendor contracts in place with all eight major GPOs that, in the aggregate, account for a significant majority of all hospital drug purchases. These GPO’s include Premier, Novation, MedAssets, Amerinet, and Consorta, among others.

The customer base for our anesthetic gas products consists of GPOs (46%), veterinary distributors and clinics (46%), direct sales to hospitals (6%) and alternate sites, such as clinics (2%).

Wholesalers such as McKesson, AmerisourceBergen, and Cardinal Health distribute our products as well as a broad range of health care products for many other companies. None of these distributors is an end user of our products. If sales to any one of these distributors were to diminish or cease, we believe that the end user of our products would find little difficulty obtaining our products either directly from us, or from another distributor. However, the loss of one or more of these distributors, together with a delay or inability to secure an alternative distribution source for end users, could have a material negative impact on our revenue, business, financial condition and results of operations. For all national account customers, a change in purchasing patterns, a decrease in inventory levels, an increase in returns of our products, delays in purchasing products and delays in payment for products by one of more distributors also could have a material negative impact on our revenue, business, financial condition, and results of operations.

For the fiscal year ended December 31, 2006, our three largest customers accounted for approximately 35%, 15% and 7% of net sales, respectively. For the fiscal year ended December 31, 2005, one customer accounted for approximately 45% of net sales. For the three months ended March 31, 2007, our three largest customers accounted for approximately 19%, 12% and 6% of net sales respectively.

Backorders

We have a well-established track record for consistent supply and service. We presently have no backorders.

Government Regulations

Pharmaceutical manufacturers and distributors are subject to extensive regulation by government agencies including the FDA, the Drug Enforcement Administration (DEA), the Federal Trade Commission (FTC), and other federal, state, and local agencies. The Federal Food Drug and Cosmetic Act (FDC Act), the Controlled Substance Act and other federal statues and regulations govern or influence the development, testing, formulations, manufacturing, safety, efficacy, labeling, storage, recordkeeping, approval, marketing, advertising, and promotion of products that we manufacture and market. The FDA inspects drug manufacturers and storage facilities to determine compliance with its cGMP regulations, non-compliance with which can result in fines, recall, and seizure of products, total or partial suspension of production, refusal to approve new drug applications and criminal prosecution. The FDA also has the authority to revoke approval of drug products.

In addition to regulation by the FDA and certain state regulatory agencies, the DEA imposes various registration, recordkeeping and reporting requirements, procurement and manufacturing quotas, labeling and packaging requirements, security controls and a restriction on prescription refills on certain pharmaceutical products under the Controlled Substances Act. A principal factor in determining the particular requirements, if any, applicable to a product is the actual or potential abuse profile. The DEA regulates drug substances as Schedule I, II, III, IV or V substances, with Schedule I substances considered to present highest risk of substance abuse and Schedule V substances the lowest risk. One of our product candidates is in Schedule II. Controlled substances are subject to DEA regulations relating to manufacturing, storage, distribution and physician prescription procedures, and the DEA regulates the amount of the scheduled substance that would be available for clinical trials and commercial distribution. As a Schedule II substance, our product is subject to more stringent controls including quotas on the amount of product that can be manufactured as well as a prohibition on the refilling of prescriptions without a new prescription from the physician. Failure to comply with current and future regulations of the DEA could lead to a variety of sanctions, including revocation, or denial of renewal of DEA registrations, fines, injunctions, or civil or criminal penalties, and could harm our business and financial condition.

FDA approval is required before a pharmaceutical manufacturing facility can manufacture a pharmaceutical product to be commercialized in the U.S. and pharmaceutical manufacturing facilities are required to operate within the cGMP regulation published by the FDA. New drugs require a New Drug Application (NDA) filing including clinical studies demonstrating the safety and efficacy of the drug. In our case, generic drugs, which are equivalents of existing, brand name drugs, require an ANDA filing. An ANDA does not, for the most part, require clinical studies because the safety and efficacy of the drug have already been demonstrated by the product originator. However, an ANDA must provide data demonstrating the equivalency of the generic formulation in terms of bioavailability, that the duplicate product is properly manufactured and labeled and is stable after manufacture. ANDA approvals typically take up to two years to obtain from the date of initial application, although the time required by the FDA to review and approve NDAs and ANDAs is variable and beyond our control, depending upon the particular drug product and dosage form involved. Furthermore, there can be no assurance that the FDA will approve a particular ANDA at all, or that the FDA will agree that an ANDA is a suitable vehicle through which to secure approval rather than an NDA, which requires the applicant to conduct lengthy clinical trials and to incur substantially more cost of development prior to submission.

FDA Inspections. The FDA routinely inspects FDA approved pharmaceutical manufacturing facilities to ensure the facility continues to operate in compliance with cGMPs. FDA warning letters may be issued as a consequence of violations observed during inspection. An FDA warning letter is intended to provide notice to a company of violations of the laws administered by the FDA and to elicit voluntary corrective action. Until the violations identified in the Warning Letter are corrected, the FDA frequently will withhold approval of any marketing applications (ANDAs, NDAs) submitted by us and will share contents of the Warning Letter with government agencies (for example, the Department of Veterans Affairs or the Department of Defense) that may contract to purchase products from us. Failure to take effective corrective actions can result in FDA enforcement action such as monetary fines, seizure of products, or injunction that could suspend manufacturing and compel recall of a product.

If the confirmatory inspection shows that corrections have been made and no significant deviations are identified, the FDA can be expected to remove the sanctions of the Warning Letter and resume a routine inspection schedule.

If the confirmatory inspection identifies significant deviations from the established FDA standards, the FDA may initiate enforcement action including, but not limited to, the following: (1) maintain the Warning Letter sanctions and require further corrective actions, which could include a recall of certain products; (2) seek a court-ordered injunction which may include temporary suspension of some or all operations, mandatory recall of certain products, potential monetary penalties or other sanctions; or (3) seize our products. Though we are not currently subject to any enforcement action, any such action could significantly impair our ability to continue to manufacture and distribute products, and generate cash from our operations. Any or all of these actions would have a material adverse effect on our liquidity and our ability to continue as a going concern.

Our corporate facilities, as well as our warehousing and distribution operations have been routinely inspected by the FDA and we have not received any 483 inspectional observation or FDA Warning Letters. Our contract manufacturers have also been routinely inspected by the FDA and have informed us that they have no outstanding 483 inspectional observations.

Product Recalls

We have not had any product recalls to date.

Environment

We do not anticipate any material adverse effect from compliance with federal, state, and local provisions that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment

Properties

Since 2003, our corporate headquarters and administrative offices have been located in a leased space at 1404 N. Main Street, Meridian, Idaho. We currently lease approximately 6,000 square feet with our present lease expiring in April, 2008. We recently submitted a deposit of $600,000, which is refundable in certain circumstances, in order to retain an architectural firm in connection with the possible exercise of our option to purchase and remodel new facilities.

We store and ship finished goods from a 48,000 square foot warehouse and distribution facility located in Mountain Home, Idaho where we ship to all 50 states. We have a month to month obligation in which we pay a fixed monthly expense.

We are in the process of preparing for the construction of a new corporate facility that will house our new office headquarters, product development laboratories and finished goods warehouse. In the future, we hope to expand these facilities to add sterile liquids manufacturing capabilities and capacity for pipeline and future sterile liquids dose products. This is a manufacturing capability that we currently do not have.

Subject to, among other things, our ability to generate operating cash flow or to obtain new financing for future operations and capital expenditures, we anticipate construction on the new facility to begin sometime in 2007. To this end, we expect to use a portion of the proceeds we obtained from the recent sales of our common stock to help fund the construction effort and capital equipment purchases.

The current combined space, along with the planned space expansion, is considered adequate to accommodate our office, manufacturing, and warehousing needs for the foreseeable future. We currently do not need sterile liquid dose products manufacturing capabilities, but such capabilities would add important strategic value to our business, providing us with greater control over the value chain for our sterile liquid dose products, allowing us to perform our product development internally with greater control and less cost, enabling us to pursue a broader ANDA filing program for sterile liquid dose products, and providing us with manufacturing cost strength to our sterile liquid dose product pipeline and product portfolio.

Legal Proceedings

We are not party to any material legal proceeding.

We may be party to legal proceedings and potential claims arising in the ordinary course of business. The amount, if any, of ultimate liability with respect to such matters cannot be determined. Despite the inherent uncertainties of litigation, we, at this time, do not believe that such proceedings will have a material adverse impact on our financial condition, results of operations or cash flow.

Management’s Discussion and Analysis or Plan of Operations

Quarter Ended March 31, 2006 Compared to Quarter Ended March 31, 2007.

	Three Months Ended March 31st
	2007	2006
Revenues, Net	$146,873	$6,903,837
Cost of Goods Sold	139,245	6,812,703
Gross Profit	7,628	91,134

Sales

Sales decreased by $6,756,964 to $146,873 for the quarter ended March 31, 2007 as compared to the same period in 2006. This decrease reflects the divestiture of two product lines, Albuterol 0.083% and Ipratropium 0.02% (the “Divested Product Lines”), to Nephron Pharmaceuticals on August 18, 2006 (the “Divestiture”). Over 99% of our sales came from customers in the United States.

For the first quarter of 2006, over 90% of our sales came from the Divested Product Lines. Since August 18, 2006, our anesthesia gas product line accounted for over 99% of our sales We believe our sales will increase to historical levels during the remainder of 2007 due to the launch of generic Sevoflurane which received FDA approval on May 2, 2007.

Cost of Goods Sold

Cost of Goods Sold decreased by $6,673,458, from $6,812,703 for the quarter ended March 31, 2006 to $139,245 for the quarter ended March 31, 2007. Cost of Goods Sold as a percentage of Sales decreased from 99% for the quarter ended March 31, 2006 to 95% for the quarter end March 31, 2007. The decrease in the Cost of Goods Sold was a result of a transition in product mix that we believe will result in a continued decrease in the Cost of Goods Sold over the next 12 months.

Gross Profit

Gross profit decreased by $83,506 from $91,134 for the quarter ended March 31, 2006 to $7,628 for the quarter ended March 31, 2007. This was primarily driven by a decrease in sales resulting from the Divestiture. Gross profit as a percentage of sales (or gross margin) increased from 1% for the quarter ended March 31, 2006 to 5% for the quarter ended March 31, 2007. We expect gross margin to continue to increase in the remainder of 2007 as we launch more profitable products, such as generic Sevoflurane, which was approved by the FDA on May 2, 2007. We believe our margins should improve and exceed historical levels given the approval by the FDA and subsequent launch of generic Sevoflurane in May 2007. We expect to launch new products in 2008 and beyond and believe that such new products should achieve greater profitability as a result of certain barriers to entry, such as process patents or limited manufacturing capacity, that may provide the prospect of a limited competitive field.

	Three Months Ended March 31st
	2007	2006
Selling Expense	450,733	226,961
Salaries, Wages and Benefits	533,643	230,561
Research and Development	809,558	0
General and Administrative	303,066	102,462
Depreciation and Amortization	38,153	9,649

Selling Expense (Sales & Marketing)

Sales and marketing expense increased by $223,772 to 450,733 for the quarter ended March 31, 2007 as compared to the same period in 2006. This growth in sales and marketing expenses was driven by the expansion of our sales organization and expenses related to preparation for product launches in future periods, including the launch of Sevoflurane that took place in May 2007.

We expect to add additional regional sales managers and sales representatives in 2007 as we continue the launch generic Sevoflurane. The additional sales and marketing expenses for the first 12 months after approval of generic Sevoflurane are expected to be approximately $2,800,000.

Research and Product Development
Product development expenses for the quarter ended March 31, 2007 increased by $809,558 as we had no such expenses in the same period of 2006. During the quarter ending March 31, 2006 we restricted our product development efforts due to limited working capital resources available while transitioning from less profitable product lines to more profitable product lines. During the same period of 2007, in anticipation of the near term expected approval of generic Sevoflurane, which is expected to provide higher gross margins, we were able to secure equity financing and immediately expand and accelerate our product development efforts. We have a pipeline of 11 ANDAs in various stages of development and anticipate making filings in 2008 and each quarter thereafter. In this regard, we expect our product development expenses to grow to be approximately $3,500,000 for all of 2007.

General and Administrative

General and Administrative expenses increased by $200,604 to $303,066 for the quarter ended March 31, 2007 from $102,462 in the same period of 2006. The increase was driven by the increase in new employee costs in preparation for the approval of generic Sevoflurane by the FDA, an increase in software and hardware technology related expenses as part of implementing a new ERP system completed in the first quarter of 2007, and professional fees and expenses related to financing activities.

We do not perform any research and no costs were associated with such activities for the quarter ended March 31, 2007 or the same period of 2006.

	Three Months Ended March 31st
	2007	2006
Other Income (Expense)
Interest Income	25,901	14,013
Interest Expense	(100,398)	(148,481)
Other	(6,340)	4,329

Total Other Expense	(80,837)	(130,139)

Loss Before Income Taxes	(2,208,362)	(608,638)

Income Tax Provision	0	0

Net Loss	($2,208,362)	($608,638)

Loss per Share
Basic	($0.06)	($0.04)
Diluted	($0.06)	($0.04)

Weighted Average Shares Outstanding
Basic	36,861,241	16,167,387
Diluted	36,861,241	16,167,387

Other Income (Expenses)

Other Income (Expenses) decreased by $49,302 to $(80,837) for the quarter ended March 31, 2007 from $(130,139) in the same period of 2006. The decrease is result of lower borrowing levels for inventory and lower related borrowing costs in relation to the amount borrowed.

Net Income (Loss) available for Common Stock Holders

Net Loss available for Common Stock Holders increased by $1,599,724, to $(2,208,362) for the quarter ended March 31, 2007 from $(608,638) in the same period of 2006. Our operating loss was due to the low gross margins of existing product lines combined with increased operating expenses in preparation for the launch of generic Sevoflurane and higher costs.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2006.

	For the Years Ended December 31,
	2006	2005

Sales (Net of Discounts)	$14,171,134	$25,628,628
Cost of Goods Sold (Net of Discounts)	$13,870,372	$24,261,326
Gross Profit	$300,762	$1,367,302
Gross Profit %	2.12%	5.34%

Sales

Sales decreased by $11,457,494 or 45%, to $14,171,134 for the year ended December 31, 2006 as compared to the same period in 2005. This decrease reflects the divestiture of two product lines, Albuterol 0.083% and Ipratropium 0.02% (the “Divested Product Lines”), to Nephron Pharmaceuticals on August 18, 2006 (the “Divestiture”). Over 99% of our sales came from customers in the United States.

From January 1, 2006 through August 18, 2006, and for the previous year 2005, over 90% of our sales came from the Divested Product Lines. After the Divestiture, and for the period from August 18, 2006 through December 31, 2006, our anesthesia gas product line accounted for over 99% of our sales. We believe our sales will increase in 2007 due to the launch of generic Sevoflurane which received FDA approval on May 2, 2007.

Cost of Goods Sold

Cost of Goods Sold decreased by $10,390,954, or 74.91% from $24,261,326 for the year ended December 31, 2005 to $13,870,372 for the year ended December 31, 2006. Cost of Goods Sold as a percentage of Sales increased from 94.66% for the year ended December 31, 2005 to 97.88% for the year end December 31, 2006. The increase in the Cost of Goods Sold was a result of a transition in product mix in connection with the Divestiture that we believe will be temporary. We anticipate experiencing a decrease in the Cost of Goods Sold over the next 12 months.

Gross Profit

Gross profit decreased by $1,066,540, or 78%, from $1,367,302 for the year ended December 31, 2005 to $300,762 for the year ended December 31, 2006. This was primarily driven by a decrease in sales resulting from the Divestiture. Gross profit as a percentage of sales (or gross margin) decreased from 5.34% for the year ended December 31, 2005 to 2.12% for the year ended December 31, 2006. Gross margin experienced what we believe to be a temporary decline in 2006 as we exited less profitable product lines in preparation for the FDA approval and launch of more profitable products, such as generic Sevoflurane, which was approved by the FDA on May 2, 2007. We believe our margins should improve and exceed historical levels given the approval by the FDA of Sevoflurane and our upcoming launch of generic Sevoflurane in 2007. We expect to launch new products in 2008 and beyond and believe that such new products should achieve greater profitability as a result of the barriers to entry for future competitors, including the cost of setting up or contracting with appropriate sterile manufacturing facilities, the limited talent pool and the length of time required to formulate and obtain approval of new products.

	For the Years Ended December 31,
	2006	2005
Selling expense	$1,056,845	$672,784
Salaries, Wages and Benefits	$1,110,753	$963,000
Research and Development	$502,580	$2,795
Amortization Expense	$2,602	$2,602
Depreciation Expense	$91,126	$42,680
General and Administrative	$1,764,597	$701,386

Selling Expense (Sales & Marketing)

Sales and marketing expense increased by $384,061, or 57%, to 1,056,845 for the year ended December 31, 2006 as compared to the year ended December 31, 2005. As a percentage of sales, sales and marketing expenses increased from 2.63% of sales during 2005 to 7.46% of sales during 2006. This growth in sales and marketing expenses was driven by the expansion of our sales organization and expenses related to preparation for product launches in future periods, including the launch of Sevoflurane scheduled to occur in 2007.

We expect to add additional regional sales managers and sales representatives in 2007 as we prepare to launch generic Sevoflurane. As of June 30, 2007, we employ a total of 27 sales personnel. The additional sales and marketing expenses for the first 12 months after approval of generic Sevoflurane are expected to be approximately $2,800,000.

Research and Development

Research and development expenses for the year ended December 31, 2006 increased by $499,785 or 17,988.1%, to $502,580 from $2,795 in 2005. As a percentage of sales, these expenses increased from 0.01% for the year ended December 31, 2005 to 3.55% for 2006. During 2005 and the first 9 months of 2006 we restricted our research and development efforts due to limited working capital resources available while transitioning from less profitable product lines to more profitable product lines. In the last 3 months of 2006, in anticipation of the near term expected approval of generic Sevoflurane, which are expected to provide higher gross margins, we were able to secure equity financing and immediately expand and accelerate our research and development efforts. We have a pipeline of over 15 ANDAs in various stages of development with expected filings in 2008 and each year thereafter. In this regard, we expect our research and development expenses to grow to be approximately $3,500,000.

We do not perform any research and no costs were associated with such activities for the year ended December 31, 2006 or the same period of 2005.

General and Administrative

General and Administrative expenses increased by $1,063,211 or 38%, to $1,764,597 for the year ended December 31, 2006 from $701,386 in 2005. The increase between years was driven by the increase in new employee costs in preparation for the approval of generic Sevoflurane by the FDA, an increase in software and hardware technology related expenses as part of implementing a new ERP system completed in the first quarter of 2007, professional fees and expenses related to financing activities and the value attributable to the reduction in the strike price of certain warrants granted as part of equity financing transactions.

	For the Years Ended December 31,
	2006	2005

Other Income (Expenses)	2006	2005
Interest Income	$57,086	$6,186
Gain on Debt Restructure	12,335,199	804,744
Other Revenue	6,121	0
Other Expense	(62,663)	0
Interest Expense	(582,171)	(230,948)
Total	$11,753,572	$579,982

Net Income (Loss) available for Common Stock Holders	$7,525,831	$(437,963)

Income (Loss) before Income Taxes	$7,525,831	$(437,963)
Income Tax Provision	$-	$-

Net Income (Loss) available for Common Stock Holders	$7,525,831	$(437,963)

Net Income (Loss) per share
Basic	$0.37	$(0.03)
Diluted	$0.27	$(0.03)

Shares used in computing net income (Loss) per share
Basic	20,091,557	15,929,262
Diluted	29,542,134	15,929,262

See notes to Financial Statements.

Other Income (Expenses)

Other Income (Expenses) increased by $11,173,590 or 1,607%, to $11,753,572 for the year ended December 31, 2006 from $579,982 in 2005. The majority of this increase is a result of a one-time gain on debt restructuring described below. From 2002 through August 2006 we operated under a contact manufacturing, distribution and finance agreement with Nephron Pharmaceuticals (“Nephron”), under which Nephron manufactured Albuterol 0.083% and Ipratropium 0.02% for us to thereafter sell under the RxElite label. Nephron also provided extended credit terms to us. In August 2006, we mutually agreed to terminate our agreement. In order to continue to provide our former customers with an uninterrupted supply of Albuterol 0.083% and Ipratropium 0.02%, we worked together with Nephron during the transition that established direct sales to those customers by Nephron. As to each such customer, Nephron assumed any liability that we may have had for rebates of any type owed in relation to the service of those customers. In addition Nephron agreed to assume all chargeback balances specifically associated with servicing McKesson, Cardinal, AmerisourceBergen, and Rochester Drug. In exchange for the transition of our Albuterol 0.083% and Ipratropium 0.02% product lines to Nephron, and the future value of the sales and gross margins Nephron would receive from the direct sales of Albuterol 0.083% and Ipratropium 0.02% to our former customers, Nephron forgave all our then owed outstanding balances. The total value of this transaction resulted in a realized gain of $12,335,199 in 2006.

Net Income (Loss) available for Common Stock Holders

Net Income (Loss) available for Common Stock Holders increased by $7,963,794 or 2,408%, to $7,525,831 for the year ended December 31, 2006 from $(437,963) in 2005. We experienced an operating loss of $(4,227,741) for the year ended December 31, 2006. Our operating loss was due to low gross margins of previous product lines that we have since exited. Our operating loss was offset by the gain of $12,335,199 from the Gain on Debt Restructure in connection with the Divestiture.

Liquidity and Capital Resources

As of December 31, 2006, we had net current assets of $1,598,943, including cash and equivalents of $2,403,144, inventory of approximately $5,707,510 and current liabilities of $5,516,492. As of March 31, 2007, we had net current assets of $1,050,227, including cash and equivalents of $701,108, and inventory of approximately $6,158,780 and current liabilities of $6,007,252.

The primary uses of operating cash flow were expenses related to employment expenses, sales and marketing, software implementation, product development and to fund growth in inventory balances. The growth in our inventory balances was due to preparation for FDA approval and launch of generic Sevoflurane and its expected sales growth for the remainder of 2007.

Net cash used by investing activities for the year ended December 31, 2006 was $(300,302) and for the quarter ended March 31, 2007 was $(167,283). The primary uses of cash for investing activities were the purchase of furniture and equipment in preparation for new employees related to the expected approval and launch of generic Sevoflurane.

Net cash provided by financing activities was $4,751,966 for the year ended December 31, 2006 and $2,143,228 for the quarter ended March 31, 2007.

During the first half of 2007, we received proceeds of $3,885,600 from the common stock subscribed as part of a stock offering and $1,147,000 from the proceeds from Convertible Debentures issued during 2006 (the “Notes”). An aggregate principal and accrued but unpaid interest of $1,899,274 due under the Notes was converted into an aggregate of 3,165,455 shares of our common stock and 1,582,727 two-year warrants to purchase our common stock with an exercise price of $0.85 per share to be issued following the closing of the Merger. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

On June 24, 2003, we issued a Promissory Note to William J. Marciniak (the “Marciniak Note”), which was subsequently amended pursuant to a Letter Agreement, dated February 16, 2004. Following the closing of the Merger, we will make a payment in full of the Marciniak Note in exchange for cash in the amount of approximately $515,171 and 429,310 shares of our common stock.

We believe we have adequate liquidity and capital resources to fund any potential operating losses for the next twelve months and believe that credit will be available to us from our vendors to fund growth in working capital.

Minrad received approval for generic Sevoflurane on May 2, 2007. We anticipate approximately $5 million of gross margin benefits from the launch of generic Sevoflurane in the last 6 months of 2007. In the future, we may also incur unforeseen costs, raise additional funds through private or public sales of equity securities or the incurrence of additional indebtedness to allow us to pursue potential business opportunities.

Critical Accounting Estimates and Policies

Cash and Cash Equivalents. Cash and cash equivalents include highly liquid investments with a maturity of three months or less.

Accounts Receivable. We record our accounts receivable at the original invoice amount less an allowance for doubtful accounts and less any applicable difference between the Wholesale Acquisition Cost (WAC) price and the negotiated contract price (rebate amount). We also adjust the receivable amount for a discount allowance for timely payments. An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond its scheduled due date. On a quarterly basis, we evaluate our accounts receivable and establish an allowance for doubtful accounts, based on our history of past write-offs and collections, and current credit conditions. No interest is accrued on past due accounts receivable. Payment discounts are recorded against sales at the end of each period to the extent they remain eligible against the corresponding receivable. Customers are given payment discounts of between 2% and 3% for making payments within a range of 30 to 45 days.

Inventories. Inventories are stated at the lower of cost (first--in, first-out) or market. A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable. We concluded that there was no need for a reserve for slow moving and obsolete inventory at December 31, 2006 or at December 31, 2005.

Property and Equipment. Property and Equipment are stated at cost less accumulated depreciation. Expenditures related to repairs and maintenance which are not capital in nature are expensed in the period incurred. Appropriate gains and or losses related to the disposition of property and equipment are realized in the period in which such assets are disposed. Depreciation is computed using the straight-line method over the following estimated useful lives:

Category	Useful Life
Furniture and Fixtures	3-7 years
Computer Equipment	5 years
Software	3 years

Revenue Recognition. We recognize revenue from product sales when the goods are received by the customer, resulting in the transfer of title and risk of loss. We sell our products to some wholesalers at the WAC price and to some wholesalers at a negotiated contract price. Upon sale to wholesalers who operate based on the WAC price, the WAC price less an allowance for the difference between the WAC price and the contract price (rebate amount), is recorded based on the maximum calculated rebate amount which is treated as a sales revenue offset. Upon sale of our product by the wholesaler using the WAC price, we are invoiced for the difference between the WAC and the contract price and create a credit note for the difference. The Credit notes are then reconciled with the sales revenue offset. Sales at negotiated contract prices (non-WAC) are recognized at the negotiated contract price.

Earnings Per Share. We have adopted the provisions of SFAS No. 128, “Earnings Per Share.” Basic earnings or loss per share is computed by dividing income or loss (numerator) applicable to common stockholders by the weighted number of common shares outstanding (denominator) for the period. Diluted earnings per share assumes the exercise or conversion of all dilutive securities.

Share Based Payments. We use the Black-Scholes valuation model to estimate the fair value of our stock options and warrants. The model requires various judgment in assumptions including estimated stock price volatility, forfeiture rates and expected life. Prior to the Merger, we were privately held and did not have an internal or external market for our shares and therefore we did not have sufficient information available to support an estimate of our stock’s expected volatility and share prices. In accordance with PAS 123(R), we identified a similar public entity for which sufficient share price information was available and used that information for estimating our expected volatility. Our calculations of the fair market value of each stock-based award that was granted, modified or calculated during 2006 used the following assumptions:

Risk-free interest rate	4.75%
Expected life in years	0 to 2
Dividend yield	0
Expected volatility	46.137%

Research and Development Costs. All costs related to research and development are expensed as incurred. These costs include labor and other operating expenses related to product development, as well as costs to obtain regulatory approval.

Advertising. We expense advertising as incurred.

Accounting Estimates. The process of preparing financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions regarding certain types of assets, liabilities, sales, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, actual results may differ from estimated amounts.

Concentration of Credit Risk. Financial instruments that potentially subject us to concentration of credit risk consist of cash accounts in financial institutions. Although the cash accounts exceed the federally insured deposit amount, we do not anticipate nonperformance by the financial institutions.

Shipping and Handling. We record shipping and handling expenses in the period in which they are incurred and are included in the Cost of Goods Sold.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also establishes a requirement to evaluate interests in securitized financial assets to identify interests that arc freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement event occurring in fiscal years beginning after December 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a significant impact on our financial statements.

In September 2005, the EITF reached a consensus on Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.” Under EITF 05-8, the issuance of convertible debt with a beneficial conversion feature results in a temporary difference for purposes of applying Statement 109. The deferred taxes recognized for the temporary difference should be recorded as an adjustment to paid-in capital. EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” require that the non-detachable conversion feature of a convertible debt security be accounted for separately if it is a beneficial conversion feature. A beneficial conversion feature is recognized and measured by allocating to additional paid-in capital a portion of the proceeds equal to the conversion feature’s intrinsic value. A discount on the convertible debt is recognized for the amount that is allocated to additional paid-in capital. The debt discount is accreted from the date of issuance to the stated redemption date of the convertible instrument or through the earliest conversion date if the instrument does not have a stated redemption date. The U.S. Federal Income Tax Code includes the entire amount of proceeds received at issuance as the tax basis of the convertible debt security. The EITF 05-8 Consensus should be applied retrospectively to all instruments with a beneficial conversion feature accounted for under EITF 98-5 and EITF 00-27 for periods beginning after December 15, 2005. The adoption of EITF 05-8 did not have a material impact on our financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”), which replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 retained accounting guidance related to changes in estimates, changes in a reporting entity and error corrections. However, changes in accounting principles must be accounted for retrospectively by modifying the financial statements of prior periods unless it is impracticable to do so. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which revises and replaces SFAS No. 123, Accounting for Stock-Based Payments and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). SFAS 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value based method and the recording of such expense in its statements of operations. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. The provisions for SFAS No. 123R are effective for the first interim or annual reporting period beginning after June 15, 2005. We have adopted SFAS No. 123R effective January 1, 2006. The adoption of SFAS 123R impacted ours financial position in 2006 by reducing Net Income by approximately $1 million. WE are in the process of evaluating the impact of SFAS No. 123R on our Financial Statements in future periods.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective January 1, 2007. We are in the process of evaluating the impact that FIN 48 will have on our Financial Statements. At this time we do not believe that adoption of FIN 48 will have a material impact on our financial position, results of operations or cash flows.

In September 2006 the FASB issued SFAS No. 157, “Fair Value Measurements” (“SPAS 157”), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material impact on our results of operations or financial position.

  Risk Factors

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report, before purchasing shares of our Common Stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors in our Common Stock could lose all or part of their investment.

Risks Related to Our Business

We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following discussion highlights some of these risks and others are discussed elsewhere in this annual report. These and other risks could materially and adversely affect our business, financial condition, operating results or cash flows.

We may require additional capital financing in connection with the planned expansion of our operations and development of new products and may have difficulty obtaining such additional capital on acceptable terms or at all. These factors could adversely affect our ability to pursue our strategy and negatively affect operations in future periods and caused our auditors to include a going concern qualification in the report on our audited financial statements.

We have incurred losses since inception and may continue to incur losses for the foreseeable future. We anticipate that our near future activities will be funded from the issuance of additional equity and funds provided by ongoing operations. If sales from operations are insufficient to support our planned development of new products and expansion of operations, we will need to access additional equity or debt capital. If public or private financing is not available when needed or is not available on terms acceptable to us, our growth and revenue-generating plans may be materially impaired. Such results could have a material adverse effect on our financial condition, results of operations and future prospects. As a result of these factors our auditors have included a going concern qualification in their report on our audited financial statements.

The majority of our inventory consists of Sevoflurane, a generic pharmaceutical which received FDA approval for use in the U.S. on May 2, 2007. There is no guarantee that Sevoflurane will provide us with our projected sales and cash flows. Failure to achieve projected margin and or market share will adversely affect our future financial position.

We rely on Minrad as our sole supplier of all of our distributed products, which could result in our not being able to obtain sufficient quantities to meet our short-term needs.

All the products that we currently distribute and manufacture are produced by Minrad. These products are the source of all our current sales. If we were unable to acquire sufficient quantities of our products from Minrad or our products were not available, we would have to make a significant capital investment and divert resources to obtain such products. Manufacturers of our products are scarce and a disruption or termination of our relationship with Minrad could result in our inability to meet demand for our products, which could lead to customer dissatisfaction, damage our reputation, cause customers to cancel existing orders and to stop doing business with us and could even result in the cessation of our business.

Because we have only one product line, consisting of Enflurane, Isoflurane, and Sevoflurane, we are not widely diversified, and a decrease in sales of this product line could seriously harm our business.

Our sole product line currently consists of Enflurane, Isoflurane, and Sevoflurane. As such, our line of products is not as diversified as those of some of our competitors. Consequently, if sales of Enflurane, Isoflurane, and Sevoflurane decline precipitously, our business would be seriously harmed, and it would likely be difficult for us to recover because we do not have the breadth of products that would enable us to sustain our business while seeking to develop new types of products or other markets for our existing product.

If we are unable to successfully develop or commercialize new products, our operating results will suffer.

Our future growth and results of operations will depend to a significant extent upon our ability to successfully commercialize generic products in a timely manner that can be promoted through current marketing and distribution channels. There are numerous difficulties in developing and commercializing new products, including:

•	developing, testing and manufacturing products in compliance with regulatory standards in a timely manner;

•	receiving requisite regulatory approvals for such products in a timely manner;

•	the availability, on commercially reasonable terms, of raw materials, including active pharmaceutical ingredients and other key ingredients; and

•	unexpected delays or unanticipated costs.

There can be no assurance that we will successfully develop new pharmaceutical products or, if we do develop new products, that we will successfully integrate such new products into our existing product lines. In addition, there can be no assurance that we will receive all necessary FDA approvals or that such approvals will not involve delays, which could adversely affect the marketing and sale of our products. Our failure to develop new products and receive FDA approvals for such products in a timely manner could have a material adverse effect on our business, financial condition, and results of operations.

Our success depends on the development of generic and off-patent pharmaceutical products which are particularly susceptible to competition, and substitution and reimbursement policies.

Our success depends, in part, on our ability to anticipate which branded pharmaceuticals are about to come off patent and thus permit us to develop, manufacture and market equivalent generic pharmaceutical products. Generic pharmaceutical products must meet the same quality standards as branded pharmaceutical products, even though these equivalent generic pharmaceutical products are sold at prices that are significantly lower than that of branded pharmaceutical products. Generic substitution is regulated by federal and state governments, as is reimbursement for generic drug dispensing. There can be no assurance that substitution will be permitted for newly approved generic drugs or that such products will be subject to government reimbursement. In addition, generic pharmaceutical products that third parties develop may render our generic pharmaceutical products noncompetitive or obsolete. There can be no assurance that we will be able to consistently bring generic pharmaceutical products to market quickly and efficiently in the future. An increase in competition in the sale of generic pharmaceutical products or our failure to bring such products to market before our competitors could have a material adverse effect on our business, financial condition and results of operations.

If brand pharmaceutical companies are successful in limiting the use of generics through their legislative, regulatory, and commercial efforts, our sales of generic products may suffer.

Many brand pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

•
pursuing new patents for existing products which may be granted just before the expiration of one patent, which could extend patent protection for additional years or otherwise delay the launch of generics;

•	using the Citizen Petition process to request amendments to FDA standards;

•	seeking changes to U.S. Pharmacopeia, an organization which publishes industry recognized compendia of drug standards;

•	attaching patent extension amendments to non-related federal legislation;

•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some branded drugs, which could have an impact on products that we are developing; and

•	implementing commercial efforts to switch patients towards branded drugs with longer patent protection

If brand pharmaceutical companies are successful in limiting the use of generic products through these or other means, our sales of generic products may decline. If we experience a material decline in generic product sales, our results of operations, financial condition and cash flows will suffer.

From time to time we may need to rely on licenses to proprietary technologies, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to develop, manufacture and market products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially market our products may be inhibited or prevented.

Our business may be adversely affected by a decline in key products.

The sales of our products could underperform due to numerous factors, many of which are beyond our control, including:

•	lower prices or better terms offered on similar products by other manufacturers;

•	substitute or alternative products or therapies;

•	development by others of new pharmaceutical products or treatments that are more effective than our products;

•	introduction of other generic equivalents or products which may be therapeutically interchanged with our products;

•	interruptions in manufacturing or supply;

•	changes in the prescribing practices of physicians;

•	changes in third-party reimbursement practices; and

•	pending FDA approval of pipeline products.

Any factor adversely affecting the sale of these or our other key products may cause our sales to decline. In particular, if sales of Sevoflurane do not meet our expectations, our operating results will suffer and our ongoing partnering relationship with Minrad will be at risk.

Our sales depend on sales of products manufactured by third-parties, which we cannot control.

We derive a significant portion of our sales from the sale of products manufactured by third parties. There can be no assurance that our dependence on third parties for the manufacture of such products will not adversely affect our profit margins or our ability to develop and deliver our products on a timely and competitive basis. If for any reason we are unable to obtain or retain third-party manufacturers on commercially acceptable terms, we may not be able to distribute certain of our products as planned. No assurance can be made that the third-party manufacturers we use will be able to provide us with sufficient quantities of our products or that the products supplied to us will meet our specifications. Any delays or difficulties with third-party manufacturers could adversely affect the marketing and distribution of certain of our products, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be required to perform additional testing if manufacturing problems are identified after the products are on the market.

If manufacturing problems occur, product recalls may be required, regulatory approval may be withdrawn and reformulation of products, additional testing, and changes to or re-approvals of our manufacturing facilities may be required, any of which could have a material adverse effect on sales of the affected products and on our business and results of operations.

If we are unable to obtain sufficient supplies from key suppliers that in some cases may be the only source of finished products or raw materials, our ability to deliver our products to the market may be impeded.

We are required to identify the supplier(s) of all the raw materials for our products in our applications with the FDA. To the extent practicable, we attempt to identify more than one supplier in each drug application. However, some products and raw materials are available only from a single source and, in some cases, only one supplier of products and raw materials has been identified, even in instances where multiple sources exist. We were dependent on two outside suppliers who accounted for 67.3% and 32.5% of our product purchases during the fiscal year ended December 31, 2006 and are currently dependent on Minrad as our sole supplier of our product purchases. If our outside suppliers experienced regulatory or supply-related difficulties that inhibit their ability to deliver products and raw materials to us and, to the extent any difficulties experienced by our suppliers cannot be resolved within a reasonable time, and at reasonable cost, or if raw materials for a particular product become unavailable from an approved supplier and we are required to qualify a new supplier with the FDA, we may not be able to manufacture our products as planned, our sales and marketing efforts could be delayed and our profit margins and market share for the affected product could decrease.

Although we do not currently purchase any products under our existing arrangements with foreign suppliers, our arrangements with foreign suppliers are subject to certain additional risks, including the availability of government clearances, export duties, political instability, war, acts of terrorism, currency fluctuations and restrictions on the transfer of funds. Arrangements with international raw material suppliers are subject to, among other things, FDA regulation, customs clearances, various import duties and other government clearances. Acts of governments outside the U.S. may affect the price or availability of raw materials needed for the development or manufacture of our products.

The formulation, development, manufacture and sale of our products involves the risk of product liability claims by consumers and other third parties, and insurance against such potential claims is expensive and may be difficult to obtain.

The formulation, development, manufacture and sale of our products involve an inherent risk of product liability claims and the associated adverse publicity. Insurance coverage is expensive and may be difficult to obtain, and may not be available in the future on acceptable terms, or at all. Although we currently maintain product liability insurance for our products in amounts we believe to be commercially reasonable, if the coverage limits of these insurance policies are not adequate, a claim brought against us, whether covered by insurance or not, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may require additional capital to grow our business and such funds may not be available to us.

We may require additional funds to grow our business. We may seek additional funds through public and private financing, including equity and debt offerings. However, adequate funds through the financial markets or from other sources may not be available when needed or on terms acceptable to us. The “going concern” qualification in our independent registered public accountants’ report related to their audit of our most recent audited consolidated financial statements for the year ended December 31, 2006 may significantly limit the availability of financing sources to us. In addition, because our common stock currently is traded on the OTC Bulletin Board® and not listed on a national exchange or quoted on the Nasdaq Global Market, we may experience further difficulty accessing the capital markets. Without sufficient additional funding, we may be unable to pursue growth opportunities that we view as essential to the expansion of our business. Further, the terms of such additional financing, if obtained, may require the granting of rights, preferences or privileges senior to those of our common stock and could result in substantial dilution of the existing ownership interests of our common stockholders and could include covenants and restrictions that limit our ability to operate or expand our business in a manner that we deem to be in our best interest.

Dependence on key executive officers.

Our success will depend, in part, on our ability to attract and retain key executive officers. The inability to attract and retain key executive officers, or the loss of one or more of our key executive officers could have a material adverse effect on our business, financial condition and results of operations.

We must continue to attract and retain key personnel to be able to compete successfully.

Our performance depends, to a large extent, on the continued service of our key personnel, other technical employees, managers and sales personnel and our ability to continue to attract and retain such personnel. Competition for such personnel is intense, particularly for highly motivated and experienced pharmaceutical personnel. We are facing increasing competition from companies with greater financial resources for such personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of highly-skilled personnel in the future, and the inability to do so could have a material adverse effect on our business, and financial condition and results of operations.

Risks Relating To Investing In the Pharmaceutical Industry

We are subject to substantial regulation by the FDA, the DEA and other regulatory agencies. The costs of complying or the consequences of failing to comply with such regulations may have a material adverse effect on our ability to conduct our business.

Virtually all aspects of our business, including the development, testing, manufacturing, processing, quality, safety, efficacy, packaging, labeling, recordkeeping, distribution, storage and advertising of our products and disposal of waste products arising from these activities, are subject to extensive regulation by federal, state and local governmental authorities in the United States, including the FDA, and are increasingly subject to regulation in foreign countries. Compliance with these regulations is costly and time-consuming.

Our manufacturing facilities and procedures and those of our suppliers are subject to ongoing regulation, including periodic inspection by the FDA, the DEA, foreign regulatory agencies, and other regulatory authorities, including state controlled substance authorities. For example, manufacturers of pharmaceutical products must comply with detailed regulations governing current good manufacturing practices, including requirements relating to quality control and quality assurance. Funds, time and effort must be spent in the areas of production, safety, quality control and quality assurance to ensure compliance with these regulations. Notwithstanding our efforts to ensure compliance with all laws, rules and regulations, there can be no assurance that our manufacturing facilities or those of our suppliers will not be subject to regulatory action in the future.

Products to be sold by us generally must receive appropriate regulatory clearance before they can be sold in a particular country, including the United States. Delays in the introduction of a product may result from, among other things, insufficient or incomplete submissions to the FDA or similar regulatory authorities in foreign countries for approval of a product, objections by another company with respect to our submissions for approval, new patents by other companies, patent challenges by other companies which result in a 180-day exclusivity period and a 30-month stay, and changes in regulatory policy during the period of product development or during the regulatory approval process. The FDA and foreign regulatory authorities have extensive administrative and judicial enforcement powers over the activities of pharmaceutical manufacturers to ensure compliance with FDA regulations. Those powers include, but are not limited to, the authority to initiate court action to seize unapproved or non-complying products, to enjoin non-complying activities, to halt manufacturing operations that are not in compliance with cGMP, to recall products, to seek civil monetary and criminal fines and penalties. Other enforcement activities include the refusal to approve product applications or to revoke drug approvals previously granted and remove from the market previously approved products for various reasons, including issues related to current good manufacturing practices for that particular product or in general. Any such enforcement activities could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject from time to time to any such enforcement activities and any product recalls initiated by us or by the FDA and foreign regulatory authorities, unexpected delays in obtaining regulatory approvals, the revocation of a prior approval, the restriction or prohibition on sales of products we market, or the halting of our manufacturing operations, each of which could impose significant costs on us and adversely affect our ability to generate revenue.

Our inability or the inability of our suppliers to comply with applicable FDA and other regulatory requirements could result in, among other things, warning letters, fines, consent decrees restricting or suspending our manufacturing operations, delay of approvals for new products, injunctions, civil penalties, recall or seizure of products, total or partial suspension of sales and potential criminal prosecution. Any of these or other regulatory actions could materially adversely affect our business and financial condition.

We must obtain approval from the FDA for each pharmaceutical product that we market. The FDA approval process is typically lengthy and expensive, and approval is never certain. Our new products could take a significantly longer time than we expect to gain regulatory approval and may never gain approval. Even if the FDA or another regulatory agency approves a product, the approval may limit the indicated uses for a product, which may otherwise limit our ability to promote, sell and distribute a product.

We and our third-party manufacturers are subject to periodic inspection by the FDA to assure regulatory compliance regarding the manufacturing, distribution, and promotion of sterile pharmaceutical products. The FDA imposes stringent mandatory requirements on the manufacture and distribution of sterile pharmaceutical products to ensure their sterility. The FDA also regulates drug labeling, promotion and advertising of prescription drugs. A finding by a governmental agency or court that we are not in compliance the FDA requirements could have a material adverse effect on our business, financial condition and results of operations.

If the FDA changes its regulatory position, it could force us to delay or suspend indefinitely, our manufacturing, distribution or sales of certain products. While we believe that all of our current pharmaceuticals are lawfully marketed in the U.S. and have received the requisite agency approvals for manufacture and sale, such marketing authority is subject to withdrawal by the FDA. In addition, modifications or enhancements of approved products are in many circumstances subject to additional FDA approvals which may or may not be granted and which may be subject to a lengthy application process.

We may implement product recalls and could be exposed to significant product liability claims; we may have to pay significant amounts to those harmed and may suffer from adverse publicity as a result.

The manufacturing and marketing of pharmaceuticals involves an inherent risk that our products may prove to be defective and cause a health risk. In that event, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority. In the case of a product recall, whether voluntary or mandated, we could experience significant costs, potential disruptions in the supply of our products to our customers, and adverse publicity, all of which could harm our ability to market our products.

Although we are not currently subject to any material product liability proceedings, we may incur material liabilities relating to product liability claims in the future. Even meritless claims could subject us to adverse publicity, hinder us from securing insurance coverage in the future and require us to incur significant legal fees and divert the attention of the key employees from running our business. Successful product liability claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We currently have product liability insurance in the amount of $5,000,000 for aggregate annual claims with a $25,000 deductible per incident and a $125,000 aggregate annual deductible. However, there can be no assurance that such insurance coverage will be sufficient to fully cover potential claims. Additionally, there can be no assurance that adequate insurance coverage will be available in the future at acceptable costs, if at all, or that a product liability claim would not have a material adverse effect on our business, financial condition and results of operations.

The FDA may authorize sales of some prescription pharmaceuticals on an over-the-counter (OTC) drug or a non-prescription basis, which would reduce the profitability of our prescription products.

From time to time, the FDA elects to permit sales of some pharmaceuticals currently sold on a prescription basis, without a prescription. FDA approval of the sale of our products without a prescription would reduce demand for our competing prescription products and, accordingly, reduce our profits. FDA may also require us to stop selling our product as a prescription drug and obtain approval of the product for OTC sale.

The pharmaceutical industry is highly competitive and changes in technology could render our products obsolete.

We face significant competition from other pharmaceutical companies, including major pharmaceutical companies with financial resources substantially greater than ours, in developing, acquiring, manufacturing and marketing pharmaceutical products. The selling prices of pharmaceutical products typically decline as competition increases. Further, other products now in use, under development or acquired by other pharmaceutical companies, may be more effective or offered at lower prices than our current or future products. The industry is characterized by rapid technological change that may render our products obsolete, and competitors may develop their products more rapidly than we can. Competitors may also be able to complete the regulatory process sooner, and therefore, may begin to market their products in advance of our products. We believe that competition in sales of our products is based primarily on price, service and technical capabilities.

Sales and gross profit derived from the sales of generic pharmaceutical products tend to follow a pattern based on certain regulatory and competitive factors. As patents for brand name products and related exclusivity periods expire, the first generic manufacturer to receive regulatory approval for generic equivalents of such products is generally able to achieve significant market penetration. As competing off-patent manufacturers receive regulatory approvals on similar products or as brand manufacturers launch generic versions of such products (for which no separate regulatory approval is required), market share, sales and gross profit typically decline, in some cases dramatically. Accordingly, the level of market share, revenue and gross profit attributable to a particular generic product normally is related to the number of competitors in that product’s market and the timing of that product’s regulatory approval and launch, in relation to competing approvals and launches. Consequently, we must continue to develop and introduce new products in a timely and cost-effective manner to maintain our sales and gross margins. Additionally, as new competitors enter the market, there may be increased pricing pressure on certain products, which would result in lower gross margins. There can be no assurance that: (1) we will be able to develop or acquire commercially attractive pharmaceutical products; (2) additional competitors will not enter the market; or (3) competition from other pharmaceutical companies will not have a material adverse effect on our business, financial condition and results of operations.

Sales of our products may continue to be adversely affected by the continuing consolidation of our distribution network and the concentration of our customer base.

Our principal customers are wholesale drug distributors, retail drug store chains, hospitals, and alternate site health care facilities, collectively referred to as “National Accounts”. These customers comprise a significant part of the distribution network for pharmaceutical products in the U.S. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions among National Accounts and the growth of large retail drug store chains. As a result, a small number of National Accounts control a significant share of the market. We expect that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on drug manufacturers.

We depend on a small number of national account customers, the loss of any of which could have a material adverse effect.

A small number of National Account customers account for a large portion of the market’s generic drug purchases. In addition to acting as purchasers of our products, these companies also purchase a broad range of health care products for many other companies. For the fiscal year ended December 31, 2006, our three largest customers accounted for approximately 35%, 15% and 7% of net sales, respectively. The loss of one or more of these customers, together with a delay or inability to secure an alternative distribution source for end users, could have a material negative impact on our revenue and results of operations. A change in purchasing patterns, a decrease in inventory levels, an increase in returns of our products, delays in purchasing products and delays in payment for products by one or more customers also could have a material negative impact on our revenue and results of operations.

We will face uncertainty related to pricing and reimbursement and health care reform.

In both domestic and foreign markets, sales of our products will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers, health maintenance organizations and other health care-related organizations. Reimbursement by such payors is presently undergoing reform and there is significant uncertainty at this time how this will affect sales of certain pharmaceutical products.

Medicare, Medicaid and other governmental healthcare programs govern drug coverage and reimbursement levels in the United States. Federal law requires all pharmaceutical manufacturers to rebate a percentage of their revenue arising from Medicaid-reimbursed drug sales to individual states. Our rebates to Medicare vary by state, and historically, we rebate about 1.5% of sales in state Medicare rebates. Both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation, rules and regulations designed to contain or reduce the cost of health care. Existing regulations that affect the price of pharmaceutical and other medical products may also change before any products are approved for marketing. Cost control initiatives could decrease the price that we receive for any product developed in the future. In addition, third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services and litigation has been filed against a number of pharmaceutical companies in relation to these issues. Our products may not be considered cost effective or adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an adequate return on our investment.

Other companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling products.

Our success will depend in part on our ability to operate without infringing the patents and proprietary rights of third parties. The manufacture, use and sale of new products have been subject to substantial patent rights litigation in the pharmaceutical industry. These lawsuits generally relate to the validity and infringement of patents or proprietary rights of third parties. Infringement litigation is prevalent with respect to generic versions of products for which the patent covering the brand name product is expiring, particularly since many companies which market generic products focus their development efforts on products with expiring patents. Other pharmaceutical companies, biotechnology companies, universities and research institutions may have filed patent applications or may have been granted patents that cover aspects of our products or our licensors’ products, product candidates or other technologies.

Future or existing patents issued to third parties may contain patent claims that conflict with our products. We expect to be subject to infringement claims from time to time in the ordinary course of business, and third parties could assert infringement claims against us in the future with respect to our current products or with respect to products that we may develop or license. Litigation or interference proceedings could force us to:

•	stop or delay selling, manufacturing or using products that incorporate or are made using the challenged intellectual property;

•	pay damages; or

•	enter into licensing or royalty agreements that may not be available on acceptable terms, if at all.

Any litigation or interference proceedings, regardless of their outcome, would likely delay the regulatory approval process, be costly and require significant time and attention of key management and technical personnel.

Any inability to protect intellectual property rights in the United States and foreign countries could limit our ability to manufacture or sell products.

The patent and proprietary rights position of competitors in the pharmaceutical industry generally is highly uncertain, involves complex legal and factual questions, and is the subject of much litigation. We will rely on trade secrets, unpatented proprietary know-how, continuing technological innovation and, in some cases, patent protection to preserve a competitive position. Our patents and licensed patent rights may be challenged, invalidated, infringed or circumvented, and the rights granted in those patents may not provide proprietary protection or competitive advantages to us. We and our licensors may not be able to develop patentable products. Even if patent claims are allowed, the claims may not issue, or in the event of issuance, may not be sufficient to protect the technology owned by or licensed to us. Third party patents could reduce the coverage of the patent’s license, or that may be licensed to or owned by us. If patents containing competitive or conflicting claims are issued to third parties, we may be prevented from commercializing the products covered by such patents, or may be required to obtain or develop alternate technology. In addition, other parties may duplicate, design around or independently develop similar or alternative technologies. There can be no assurances that any patent applications or other proprietary rights, including licensed rights, relating to our potential products or processes will result in patents being issued or other proprietary rights secured, or that the resulting patents or proprietary rights, if any, will provide protection against competitors who: (1) successfully challenge our patents or proprietary rights; (2) obtain patents or proprietary rights that may have an adverse effect on our ability to conduct business; or (3) are able to circumvent our patent or proprietary rights position.

It is possible that other parties have conducted or are conducting research and could make discoveries of pharmaceutical formulations or processes that would precede any discoveries made by us, which could prevent us from obtaining patent or other protection for these discoveries or marketing products developed therefrom. Consequently, there can be no assurance that others will not independently develop pharmaceutical products similar to or obsolescing those that we are planning to develop, or duplicate any of our products. Our inability to obtain patents for, or other proprietary rights in, our products and processes or the ability of competitors to circumvent or obsolete our patents or proprietary rights could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to prevent third parties from infringing or using our intellectual property, and the parties from whom we may license intellectual property may not be able to prevent third parties from infringing or using the licensed intellectual property. We generally will control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite efforts to protect this proprietary information, however, unauthorized parties may obtain and use information that we may regard as proprietary. Other parties may independently develop similar know-how or may even obtain access to these technologies.

The laws of some foreign countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these foreign countries.

The U.S. Patent and Trademark Office and the courts have not established a consistent policy regarding the breadth of claims allowed in pharmaceutical patents. The allowance of broader claims may increase the incidence and cost of patent interference proceedings and the risk of infringement litigation. On the other hand, the allowance of narrower claims may limit the value of our proprietary rights.

We may need to change our business practices to comply with changes to, or may be subject to charges under, the fraud and abuse laws.

We will be subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback, marketing and pricing laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs such as Medicare and Medicaid. We may have to change our business practices, or existing business practices could be challenged as unlawful due to changes in laws, regulations or rules or due to administrative or judicial findings, which could materially adversely affect our business.

We may become subject to federal false claims or other similar litigation brought by private individuals and the government.

The Federal False Claims Act allows persons meeting specified requirements to bring suit alleging false or fraudulent Medicare or Medicaid claims and to share in any amounts paid to the government in fines or settlement. These suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that a health care company will have to defend a false claim action, pay fines and/or be excluded from Medicare and Medicaid programs. Federal false claims litigation can lead to civil monetary penalties, criminal fines and imprisonment and/or exclusion from participation in Medicare, Medicaid and other federally funded health programs. Other alternate theories of liability may also be available to private parties seeking redress for such claims. A number of parties have brought claims against numerous pharmaceutical manufacturers, and there can be no assurance that such claims will not be brought against us, or if they are brought, that such claims might not be successful.

Risks Relating to the Market for our Common Stock

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, or the “Exchange Act,” and the Sarbanes-Oxley Act of 2002. These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

The securities being issued in connection with and following the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

Although we are obligated under the Registration Rights Agreement to file a registration statement registering the resale of the common stock and the shares issuable upon exercise of the warrants (collectively, the “Registrable Securities”) in connection with the Private Placement, the ICA Purchase Agreement and the Wu Purchase Agreement, the Registrable Securities, along with the shares and warrants being issued in connection with the Merger, the Private Placement, the Post-Closing Equity Transactions and the other transactions described herein (collectively, along with the Registrable Securities, the “Securities”), are being issued in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Consequently, the Securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. While we are obligated to file a registration statement covering the resale of the Registrable Securities, such registration statement may not be declared effective by the SEC and some or all of the Registrable Securities may not be included on such registration statement. As a result, a purchaser who receives the Securities may be unable to sell such Securities at the time, or at the price or upon such other terms and conditions, as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect us.

We have agreed, at our expense, to prepare a registration statement covering the Registrable Securities. Our obligation includes filing a registration statement with the SEC within 90 days of the Closing of the Private Placement and to use our best efforts to have the registration statement declared effective by the SEC within 270 days of filing with the SEC. We expect to file a registration statement to satisfy our obligations to register the Registrable Securities. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement or result in less than all of the Registrable Securities being included on a registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect our company and require us to pay penalties to the holders of those shares.

There is currently no liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for our Common Stock. We cannot predict how liquid the market for our Common Stock might become. Our Common Stock is currently approved for quotation on the OTC Bulletin Board trading. We anticipate listing our Common Stock as soon as practicable on either the American Stock Exchange, the NASDAQ Capital Market or a national or other securities exchange, assuming that we can satisfy the initial listing standards for such. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer, the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

In addition, the price at which our common stock may be sold is very unpredictable because there are very few trades in our common stock. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in our financial statements and negatively impact our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in each Annual Report on Form 10-K, management’s assessment of the effectiveness of our internal control over financial reporting. Furthermore, beginning with the fiscal year ending on December 31, 2007 our independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal control over financial reporting. As a privately held company prior to the Merger, we have not been required to review or assess its internal control procedures. Following the Merger, we will be required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include our current operations. If we fail to timely complete the development of our internal controls and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions and a loss of public confidence in our internal control and the reliability of our financial statements, which ultimately could negatively impact our stock price.

Any future acquisitions and other material changes in our operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If our efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, we could be subject to regulatory sanctions, our reputation may be harmed and our stock price may be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way it conducts business.

Concentrated ownership of our common stock creates a risk of sudden changes in our share price.

The sale by any of our large shareholders of a significant portion of that shareholder’s holdings could have a material adverse effect on the market price of our common stock.

Significant quarterly fluctuation of our results of operation which may increase the volatility of our stock price.

Our results of operations may vary from quarter to quarter due to a variety of factors including, but not limited to, the timing of the development and marketing of new pharmaceutical products, the failure to develop such products, delays in obtaining government approvals, including FDA approval of applications for our products, expenditures to comply with governmental requirements for manufacturing facilities, expenditures incurred to acquire and promote pharmaceutical products, changes in our customer base, a customer’s termination of a substantial account, the availability and cost of raw materials, interruptions in supply by third-party manufacturers, the introduction of new products or technological innovations by our competitors, loss of key personnel, changes in the mix of products sold by us, changes in sales and marketing expenditures, competitive pricing pressures, expenditures incurred to pursue or contest pending or threatened legal action and our ability to meet our financial covenants. There can be no assurance that we will be successful in avoiding losses in any future period. Such fluctuations may result in volatility in the price of our common stock.

Our stock price may be volatile in response to market and other factors.

The market price for our stock after the Merger may continue to be, volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of technological innovations or new products or services by us or our competitors;

•	reductions in the market share of our products;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

Exercise of warrants and the conversion of debt may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise or conversion of any warrants, options, convertible debt, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of March 31, 2007, holders of our outstanding warrants would receive 3,760,082 shares of our common stock at a weighted average exercise price of $0.82 per share. The amount of such dilution that may result from the exercise or conversion of the foregoing, however, cannot currently be determined as it would depend on the difference between our common stock price and the price at which such convertible securities were exercised or converted at the time of such exercise or conversion. Any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common shareholders.

Security Ownership of Certain Beneficial Owners and Management

As of the close of the Merger and the Dividend, the following persons were directors and Named Executive Officers or others with beneficial ownership of five percent or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted in the footnotes to the table, each person has sole voting and investment power as to all of the shares owned. The address of each person is 1404 N. Main Street, Ste 200, Meridian, Idaho 83642 unless otherwise specified.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
Directors
Daniel Chen (1)	9,582,257	10.52%
Jonathan Houssian (2)	8,809,102	9.67%
Mathew Chen	-	*
Mark Auerbach (3)	474,999	*
Peter Williams	-	*
Named Executive Officers
Peter Sopka	-	*
Earl Sullivan (4)	1,040,996	*
Patrick Poisson	-	*
Other Beneficial Owners
BTR Global Opportunity Trading Limited (5)	6,250,000	6.95%

*  Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Includes (i) 8,579,450 shares held by Daniel Chen and (ii) 1,002,807 shares issuable upon exercise of warrants. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

(2)
Jonathan Houssian, the Managing Member of Tiburon LLC, exercises sole vote and dispositive power with respect to the shares held by Tiburon LLC. Includes (i) 8,276,197 shares held by Tiburon LLC and (ii) 532,905 shares issuable upon exercise of warrants held by Tiburon LLC. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

(3)
Includes (i) 316,666 shares held by Susan Auerbach and (ii) 158,333 shares issuable upon exercise of warrants held by Susan Auerbach. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter. Susan Auerbach is the wife of Mark Auerbach and exercises sole voting and dispositive power with the respect to shares held by her.

(4)	Includes (i) 970,036 shares held by Earl Sullivan and (ii) 70,960 shares issuable upon exercise of warrants.

(5)
Danny Guy, the Managing Member of Salida Capital LLC, the investment advisor of BTR Global Opportunity Trading Limited (“BTR Opportunity”), exercises sole vote and dispositive power with respect to the shares held by BTR Opportunity. BTR Opportunity is owned and ultimately controlled by BTR Capital Limited. Includes (i) 4,166,667 shares held by BTR Opportunity, and (ii) 2,083,333 shares issuable upon exercise of warrants. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter. BTR Opportunity’s address is c/o Ogier Fiduciary Services (Cayman) Limited Queensgate House, 5th Floor 113 South Church Street P.O. Box 1234 GT George Town, Grand Cayman, Cayman Islands.

Other than the Merger, we do not have any arrangements which may result in a change in control.

Directors and Executive Officers

Set forth below is certain information regarding our directors and executive officers. Mathew Chen, a member of our board of directors, is the father of Daniel Chen, a member of our board of directors, and our chairman, CEO and Treasurer. There are no other family relationships among any of our directors and executive officers. Each of the directors listed below was elected to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. See “Security Ownership of Certain Beneficial Owners and Management,” below for information pertaining to the stock ownership of the named individuals.

Name	Age	Position with RxElite
Daniel Chen	39	Director, Chairman & CEO, Treasurer
Jonathan Houssian	37	Director, President, Secretary
Peter Sopka	53	Chief Financial Officer
Patrick Poisson	39	VP, Sterile Manufacturing
Earl Sullivan	35	EVP, Operations
Mathew Chen(1)	71	Director
Mark Auerbach	69	Director
Peter Williams	70	Director

(1)	On July 13, 2007, Mathew Chen tendered his resignation effective as of the close of business on July 13, 2007.

     Daniel Chen, Mr. Chen joined RxElite in November 2003 and serves as our chairman and chief executive officer. Mr. Chen brings broad pharmaceutical industry related experience that span branded pharmaceuticals, generic pharmaceuticals, biotechnology, and medical device. Prior to joining RxElite, Mr. Chen was the founder and chief executive officer of Cendian Pharmaceuticals, Ltd, a generic drugs company, which later became part of RxElite in a merger transaction. Prior to Cendian, Mr. Chen was employed at LifeSpan Biosciences as its vice president, marketing and business development. Prior to joining LifeSpan, Mr. Chen joined ALARIS Medical Systems in October 1997, and in that time, held increasingly senior commercial positions in both its domestic and international businesses.

     Jonathan Houssian. Mr. Houssian is the founder of RxElite in December 2000. Mr. Houssian has a strong background in entrepreneurial growth, sales and finance. Prior to RxElite, he was co-founder and chief executive officer of Sisbro LLC in March 1998, a family investment office for a high net worth family based in Idaho. As the CEO of Sisbro LLC, Mr. Houssian launched, and was the managing partner of four investment partnerships with over $50 million in invested assets and directed over $20 million of venture capital investments focused in healthcare companies. He sat on the board of directors and was involved in developing and implementing strategy of several rapidly growing healthcare companies.

      Peter Sopka. Mr. Sopka joined RxElite in January 2007 as our chief financial officer. Mr. Sopka is a CPA and brings over 25 years experience in the auditing and financial management areas including over 10 years of financial and regulatory experience as an auditor for the United States Government. Prior to joining RxElite, Mr. Sopka joined Neighborhood Housing Services of America in March 2002 as its CFO where he oversaw all financial, accounting, and treasury functions of this national non-profit organization. Prior to Neighborhood Housing Services of America, Mr. Sopka was the CFO at WCities.com, a technology start-up.

      Earl Sullivan. Mr. Sullivan joined RxElite in May 2002 and serves as our executive vice president of operations. Mr. Sullivan brings over 10 years of operations experience and has a track record for success in outsourcing partnerships, operational system development and developing early growth companies into mature platforms.  Prior to RxElite, Mr. Sullivan was employed at Green Mountain Energy as its Director of Operations where he built and managed the Midwest region through a period of high growth. Prior to Green Mountain Energy, he joined Express-Med in September 1997 where he held increasingly senior roles including general manager, and helped to build the company from a start-up to over $100M in sales. Mr. Sullivan is an active member in ISPE (International Society of Pharmaceutical Engineers) and PDA (Parenteral Drug Association) as well as participating on several boards for entrepreneurial ventures.

      Patrick Poisson. Mr. Poisson joined RxElite in January 2007 as our vice president, sterile products where he will oversee the development and manufacture of RxElite’s pipeline of sterile liquid products. Mr. Poisson was employed at Automated Liquid Packaging since 1997, which later became Cardinal Health’s Woodstock sterile products operations in 1999 as a result of an acquisition transaction. At Cardinal, Mr. Poisson successfully manufactured and commercialized numerous generic and branded sterile liquid products as well as led the site’s clinical manufacturing, project management, and business development groups. From 1991 to 1997, Mr. Poisson was employed at Genentech in the areas of sterile manufacturing operations.

      Mathew Chen. Mr. Chen joined RxElite as an independent director in November 2003. Mr. Chen is a retired entrepreneur and investor and brings over 30 years of pharmaceutical industry experience with executive tenures at Squibb (which has since become Bristol Myers-Squibb), Trinity Trading, Ltd, and Suburfarm Ltd. Since 2000, he has been a managing director at Fortune Ventures, and Asia-based venture capital firm.

      Mark Auerbach. Mr. Auerbach joined RxElite as an independent director in July 2007. Prior to RxElite, Mr. Auerbach had been a board member at Par Pharmaceuticals (NYSE:PRX), a specialty pharmaceutical company, from 1990 to September 2006, with his last position as its executive chairman of the board. Currently, he serves as chairman of the board at Neuro-Hitech, Inc. (NASD: NHPI), a biopharmaceutical company, and as a director and chairman of the audit committee at Optimer Pharmaceuticals (NASD:OPTR). Mr. Auerbach was a partner and a CFO of Central Lewmar LP, a national fine paper merchant with sales of approximately $700M, from 1992 to 2005.

     Peter Williams. Mr. Williams joined RxElite as an independent director in July 2007. Prior to RxElite and for more than 5 years prior to his retirement from the law firm of Clifford Chance Rogers & Wells in 2002, he was a senior partner at the firm and its predecessor Rogers & Wells. He remained as a consultant to the firm until 2003, when he became a Senior Counsel to the firm of Winston & Strawn LLP. Since leaving Winston & Strawn in 2006, Mr. Williams has been an independent consultant and international advisor including serving as director and Chairman of the Corporate Governance & Nominating Committee and a member of the Audit Committee of the Board of Directors at Par Pharmaceuticals (NYSE:PRX); serving as a member of the International Advisory Committee of RWE/Thames Water until 2006; and serving as a director of The Special Situations Funds.

Executive Compensation

The following table summarizes the compensation paid by us for services rendered during the years ended December 31, 2006, 2005 and 2004 to each person who, during 2006, served as our chief executive officer and each of our two other most highly compensated executive officers for the fiscal year ended December 31, 2006 (each, a “Named Executive Officer”).

Summary Compensation Table

				Long-Term Compensation Award
Name and Principal				Stock	Option	All Other	Total
Position	Year	Salary	Bonus	Award(s)	Awards	Compensation	Compensation
Daniel Chen (1)	2006	$176,400	$35,000	-	-	$3,180(2)	$214,580
Chairman	2005	$176,400	-	-	-	$67,085(3)	$243,485
Chief Executive Officer, Treasurer	2004	$176,400	-	-	-	$3,180(2)	$179,580
And Director

Jonathan Houssian (4)	2006	$176,400	$35,000	-	-	$3,180(2)	$214,580
President,	2005	$176,400	-	-	-	$3,180(2)	$179,580
Secretary and Director	2004	$178,397	-	-	-	$3,180(2)	$181,577

Earl Sullivan (5)	2006	$146,800	$20,000	-	-	$249,278(6)	$416,078
Executive Vice	2005	$133,000	-	-	-	$253(2)	$133,253
President Operations	2004	$126,257	-	-	-	$19,898(7)	$146,155

(1)	Mr. Chen’s employment commenced effective November 5, 2003. Prior to that time, he received no compensation from us. See “Employment Agreements” below.

(2)	Amount represents life insurance premiums.

(3)
Consists of annual life insurance premiums of $3,180 and $63,905 in deferred compensation received upon the payment in October 2006 of a non-interest bearing note issued to Mr. Chen in lieu of the payment of moving expenses in connection with his relocation to Boise, Idaho in 2005.

(4)	Mr. Houssian’s employment commenced effective September 27, 2001. Prior to that time, he received no compensation from us. See “Employment Agreements” below.

(5)	Mr. Sullivan’s employment commenced effective May 7, 2002. Prior to that time, he received no compensation from us. See “Employment Agreements” below.

(6)
Consists of life insurance premiums of $253 per year and a gain of $249,025 as a result of the reduction of the exercise price of a Warrant held by Mr. Sullivan to purchase 528,007 shares of Common Stock at a price of $0.474 per share to a price of $0.00237 per share. 132,004 shares subject to the Warrant remain unexercised and unvested as of December 31, 2006. We valued the adjustment to the Warrant exercise price according to Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payments (SFAS 123R) using the Black-Scholes method. SFAS 123R requires all stock-based awards, including employee stock options, to be recognized in the income statement based on their fair values. The dollar amount represents the total compensation expense for stock option awards to be recognized in our financial statements over the requisite service period in accordance with SFAS 123R. For information regarding our valuation of option awards, refer to Note 6 to our Consolidated Financial Statements included in this Current Report.

(7)
Consists of life insurance premiums of $253 per year and a gain of $19,645 as a result of the conversion of deferred compensation on September 1, 2005, less withholding, into 26,316 shares of our Common Stock at a price of $0.474 per share, the market value of a share of our Common Stock as of the date of the conversion.

Outstanding Equity Awards at December 31, 2006

No stock option or stock awards were outstanding as of December 31, 2006. The following table provides information with regard to stock awards granted to each Named Executive Officer that were outstanding as of December 31, 2006.

	Option awards					Stock awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Others Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Daniel Chen	-	-	-	-	-	-	-	-	-

Jonathan Houssian	-	-	-	-	-	-	-	-	-

Earl Sullivan	-	132,004(1)	-	$0.00237	(2)	-	-	-	-

(1)	Represents a Warrant held by Mr. Sullivan to purchase 132,004 shares of Common Stock at a price of $0.00237 per share, which is unexercised and unvested as of December 31, 2006.

(2)
The Warrant expires on the earliest to occur of (i) November 4, 2010, (ii) upon the termination of Mr. Sullivan’s employment for “Cause” as described in his employment agreement or (iii) 365 days after Mr. Sullivan’s last date of employment (other than in the case of termination for “Cause”).

Employee Benefits Plans

On July 6, 2007, RxElite adopted the RxElite Holdings Inc. 2007 Incentive Stock Plan (the “Plan), which was subsequently assumed by STG in connection with the Merger. The Plan provides for the issuance of stock options to our employees as an incentive to increase long-term stockholder value. The Plan includes a variety of forms of equity awards, including stock options, restricted stock and stock appreciation rights to allow us to adapt our equity compensation program to meet the needs of the highly competitive business environment in which we operate.

The Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) non-qualified stock options, (3) restricted stock, and (4) stock appreciation rights (individually, an “Award”). The Plan is intended to attract, motivate, and retain (1) our employees and affiliates, (2) consultants, if needed to provide significant services to us and our affiliates, and (3) our outside directors. The Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of our stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Plan is administered by the board of directors or a committee (the “Committee”) appointed by the board of directors (the “Administrator”). A Committee generally consists of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that we are entitled to a federal tax deduction for certain performance-based compensation paid under the Plan).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of the Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Administrator also has authority to amend outstanding Awards to provide for a lower exercise price and/or permit the surrender or cancellation of outstanding Awards in exchange for Awards with a lower exercise price, a different type of Award, cash, and/or a combination thereof. The Administrator may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of RxElite; provided, however, the Administrator generally may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify.

The number of shares of our common stock (“Shares”) initially reserved for issuance under the Plan is 14,873,883 Shares.

If an Award is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan.

The Administrator selects the employees, consultants, and directors who will be granted Awards under the Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Administrator has the discretion to select the participants.

The Board generally may amend or terminate the Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

On July 6, 2007, RxElite approved the issuance to employees of RxElite of options to purchase a total of 2,482,850 shares of RxElite’s common stock, including options to purchase 545,000 shares pursuant to employee contracts (see Note 6 to the financial statements for the three months ended March 31, 2007 attached to this Current Report as Exhibit 99.1) and options to purchase 263,038 shares pursuant to other employment arrangements with the vesting period to commence on the respective employee’s hire date, which option grants were assumed by STG in connection with the Merger. The options vest over a period of four years and are exercisable for a period of ten years at $0.60 per share.

On July 13, 2007, we approved the issuance to Mark Auerbach and Peter Williams, two of our non-employee directors, of options to purchase a total of 800,000 shares of our common stock. The options vest over a period of four years and are exercisable for a period of ten years at $0.60 per share.

Employment Agreements and Change-in-Control Agreements

Effective as of November 5, 2003, we entered into an employment agreement with Mr. Chen pursuant to which he is employed as our chairman of the board and chief executive officer. The employment agreement was amended and restated as of January 4, 2006 and November 27, 2006. The current term of the agreement expires December 31, 2010 but will be automatically renewed for additional five-year periods until we give Mr. Chen written notice of our intent not to renew at least 60 days prior to the end of the then current term. Mr. Chen’s present base salary is $250,000 per annum. If Mr. Chen’s employment is terminated under certain circumstances, he will be entitled to severance and the continuation of benefits for the greater of 24 months and the balance of the term. If the Company experiences a change of control after which Mr. Chen’s employment agreement is not fully reaffirmed by the succeeding entity, Mr. Chen will continue to receive (i) benefits for the greater of 24 months and the balance of the term and (ii) the sum of (x) a lump sum cash payment of his severance payment as if the employment agreement were terminated without cause as of the date of the change of control plus (y) a lump sum cash payment of Mr. Chen’s salary and bonuses (which bonuses shall not be less than 20% of base salary) through the balance of the term.

Effective as of November 1, 2003, we entered into an employment agreement with Mr. Houssian pursuant to which he is employed as our president. The employment agreement was amended and restated as of January 4, 2006 and November 27, 2006. The current term of the agreement expires December 31, 2010 but will be automatically renewed for additional five-year periods until we give Mr. Houssian written notice of our intent not to renew at least 60 days prior to the end of the then current term. Mr. Houssian’s present base salary is $250,000 per annum. If Mr. Houssian’s employment is terminated under certain circumstances, he will be entitled to severance and the continuation of benefits for the greater of 24 months and the balance of the term. If the Company experiences a change of control after which Mr. Houssian’s employment agreement is not fully reaffirmed by the succeeding entity, Mr. Houssian will continue to receive (i) benefits for the greater of 24 months and the balance of the term and (ii) the sum of (x) a lump sum cash payment of his severance payment as if the employment agreement were terminated without cause as of the date of the change of control plus (y) a lump sum cash payment of Mr. Houssian’s salary and bonuses (which bonuses shall not be less than 20% of base salary) through the balance of the term.

Effective as of November 1, 2003, we entered into an employment agreement with Mr. Sullivan pursuant to which he is currently employed as our senior vice president operations. The employment agreement was amended and restated as of January 4, 2006 and November 27, 2006. The current term of the agreement expires December 31, 2007 but will be automatically renewed for additional two-year periods until we give Mr. Sullivan written notice of our intent not to renew at least 60 days prior to the end of the then current term. Mr. Sullivan’s present base salary is $190,000 per annum. If Mr. Sullivan’s employment is terminated under certain circumstances, he will be entitled to severance and the continuation of benefits for the greater of 12 months and the balance of the term. If the Company experiences a change of control after which Mr. Sullivan’s employment agreement is not fully reaffirmed by the succeeding entity, Mr. Sullivan will continue to receive (i) benefits for the greater of 24 months and the balance of the term and (ii) the sum of (x) a lump sum cash payment of his severance payment as if the employment agreement were terminated without cause as of the date of the change of control plus (y) a lump sum cash payment of Mr. Sullivan’s salary and bonuses (which bonuses shall not be less than 20% of the base salary) through the balance of the term.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in it entirety by reference to the complete text of the (i) Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Daniel Chen filed as Exhibit 10.18 hereto, (ii) Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings and Jonathan Houssian filed as Exhibit 10.19 hereto, and (iii) Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Earl Sullivan filed as Exhibit 10.20 hereto, each of which is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

We do not currently have a Compensation Committee and intend to establish such a committee in the near future.

Compensation of Directors

No compensation was issued to our sole director who was not also a salaried officers in the fiscal year ending December 31, 2006.

Following the Merger, we intend to grant an option to purchase 400,000 shares of our Common Stock to each of our non-employee directors who have not tendered their resignations. The options vest over a period of four years and are exercisable for a period of ten years at $0.60 per share. If unexercised, each option will expire on the tenth anniversary of the date of grant. Non-employee directors will be reimbursed for all reasonable travel expenses incurred as a result of their participation.

Certain Relationships and Related Transactions

Non-Employment Agreements

On June 30, 2002, we issued a Promissory Note with a principal amount of $120,000 to William and Helen Houssian, the parents of Jonathan Houssian, our president and a member of our board of directors. The Promissory Note is payable beginning on June 1, 2002 in three hundred and sixty monthly payments of $2,500 per month with an interest rate of 25%. In certain circumstances, the monthly payment of principal under the note will increase and the interest thereunder will decrease. The Promissory Note may be pre-paid at double the amount currently owed at any time plus any missed installments.

Pursuant to a Stock Purchase Agreement, dated as of January 19, 2007, we issued 4,166,667 units to BTR Opportunity for an aggregate purchase price of $2,500,000. Each unit consists of 1 share of STG’s Common Stock and a two-year warrant to purchase 1/2 of a share of Common Stock at an exercise price of $0.85 per whole share. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

Employment Agreements

See Employment Agreements under Executive Compensation above.

Director Independence

Two members of the Board of Directors are independent directors within the meaning of our director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of our and Nasdaq’s director independence standards.

Description of Our Securities

Common Stock

The holders of common stock are entitled to one vote per share. Our current Certificate of Incorporation does not and our Restated Charter will not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. Except for the obligation to repurchase in certain circumstances up to an aggregate of 350,000 shares of our common stock pursuant to the Conversion Agreement, holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

We have outstanding warrants to purchase an aggregate of 21,165,841 shares of our common stock at an exercise price of $0.85 per share, 3,879,963 shares of common stock at a price of $0.60 per share and 132,004 shares of common stock at a price of $0.00237 per share.

Registration Rights

We have agreed, at our expense, to prepare a registration statement covering the shares of Common Stock and underlying the warrants sold and issued in connection with the Private Placement, the ICA Purchase Agreement and the Wu Purchase Agreement. Our obligation includes filing a registration statement with the SEC within 90 days of the Closing of the Private Placement and to use our best efforts to have the registration statement declared effective by the SEC within 270 days of filing with the SEC. We expect to file a registration statement to satisfy our obligations to register any shares of Common Stock. There are many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect our company and require us to pay penalties to the holders of those shares.

The description of registration rights is qualified in its entirety by reference to the Registration Rights Agreement filed herewith as Exhibit 10.2.

Market for Common Equity and Related Stockholder Matters

RxElite is, and has always been, a privately held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of RxElite. RxElite has never declared or paid any cash dividends on its capital stock. In addition, STG’s common stock has been approved for quotation on the OTC Bulletin Board, but there has never been a trading market for the stock.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (‘‘DGCL’’) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Restated Charter and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, we intend to adopt as soon as reasonably practicable, director and officer indemnification agreements with each of our executive officers and directors which will provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol ‘‘SOUT.OB,’’ but is not trading. We intend to notify the OTC Bulletin Board as soon as practicable after our name change becomes effective and to obtain a new symbol. As soon as is practicable and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or NASDAQ Stock Market, although we cannot be certain that any of these applications will be submitted or approved.

The transfer agent for our common stock is Island Stock Transfer.

Item 3.02 Unregistered Sales of Equity Securities.

The Private Placement

In connection with the Merger, as of July 13, 2007, we accepted from accredited investors in connection with the Private Placement subscriptions for a total of 21,003,942 units at a purchase price of $0.60 per unit. Each unit consists of 1 share of our common stock and 1/2 of a two-year warrant to purchase a share of our common stock at an exercise price of $0.85. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter. We received gross proceeds from the closing of the Private Placement of $10,703,092 in cash and the balance of the units were purchased through conversion of $1,899,273 of Convertible Debentures.

The Private Placement was made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act and the issuance of shares in connection with the Merger was made to “accredited investors,” and not more than 35 unaccredited investors. The securities being offered pursuant to the Private Placement and the Merger were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

STG will use the net proceeds from the Private Placement for working capital, general corporate purposes, the repayment of certain debts (as described above) the payment of $600,000 to the Former Series A Stockholders and the potential repurchase of up to 350,000 shares of STG’s Common Stock from the Former Series A Stockholders.

STG is authorized to issue 98,000,000 shares of common stock and 1,000,000 shares of preferred stock. Immediately following the Merger and the closing of the Private Placement, there were 91,245,363 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. STG currently does not have sufficient authorized capital to allow for the exercise of all of the warrants issued in the Private Placement and, accordingly, none of them is currently exercisable. As such, it is anticipated that our board of directors will approve the Restated Charter that, among other things, contingent upon stockholder approval, will increase the number of authorized shares of common stock from 98,000,000 to 150,000,000, and will increase the number of authorized shares of capital stock from 99,000,000 to 201,000,000. STG intends to file the Schedule 14 to obtain the consent of the Company’s stockholders approving the Restated Charter. Immediately upon the effectiveness of the Restated Charter, the warrants shall become exercisable and their two-year terms shall commence.

Post-Closing Equity Transactions

Pursuant to the Securities Purchase Agreement, the Promissory Note issued to William J. Marciniak on June 24, 2003, and as subsequently amended pursuant to a Letter Agreement, dated February 16, 2004, was paid in full in exchange for approximately $515,171 in cash and 429,310 shares of our common stock.

Pursuant to the Amended and Restated Consulting Agreement with International Capital Advisory Inc. (“ICA”) dated as of June 29, 2007 and the ICA Purchase Agreement, in consideration for certain advisory services provided by ICA, STG issued to ICA a two year warrant to purchase 2,500,000 shares of our common stock at a price of $0.60 per share and a two year warrant to purchase 1,250,000 shares of our common stock at a price of $0.85 per share. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter. We are obligated to include the shares issuable pursuant to these warrants in a registration statement filed in connection with the Registration Rights Agreement to the extent that such inclusion would not result in the investors in the Private Placement not having their securities included on such a registration statement.

Pursuant to the Compensation Agreement with Mr. Wu Kong King dated as of July 13, 2007, and the Wu Purchase Agreement, in consideration for certain advisory services provided by Mr. Wu, we issued a two year warrant to purchase 379,963 shares of our common stock at a price of $0.60 per share. The two year term of  this warrant will not begin and it will not be exercisable until the effectiveness of the Restated Charter. We are obligated to include the shares issuable pursuant to this warrant in a registration statement filed in connection with the Registration Rights Agreement to the extent that such inclusion would not result in the investors in the Private Placement not having their securities included on such a registration statement.

Prior to the Merger, the holders of RxElite’s Series A Preferred Stock (the “Former Series A Stockholders”) entered into a First Amended and Restated Conversion Agreement (the “Conversion Agreement”), dated as of April 26, 2007, pursuant to which the Former Series A Stockholders converted their shares of Series A Preferred Stock of RxElite into shares of Common Stock and we agreed to pay to such Former Series A Stockholders $600,000 and issue them two-year warrants to purchase 1,000,000 shares of STG’s Common Stock at a price of $0.60 per share, each to be divided upon the consummation of the Merger in accordance with the terms of the Conversion Agreement. In addition, the Conversion Agreement provides that on December 31, 2008, we will offer to purchase from each Former Series A Stockholder a portion of up to an aggregate of 350,000 shares of STG’s Common Stock at a price of $4.00 per share, to be divided in accordance with the terms of the Conversion Agreement. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

Pursuant to the Securities Purchase Agreement, we issued an aggregate of 65,884 shares of our common stock to certain of our non-executive employees who elected to convert an aggregate of $39,530 of deferred compensation into such stock.

The stockholders of RxElite as of December 31, 2006 were issued two-year warrants to purchase 2,000,001 shares of our common stock at a price of $0.85 per share, to be divided among them pro rata. The two year term of these warrants will not begin and they will not be exercisable until the effectiveness of the Restated Charter.

Following the effectiveness of the Restated Charter, pursuant to a certain Letter of Intent, between Minrad International, Inc. (“Minrad”) and RxElite, we will issue to Minrad and ICA in consideration for extended payment terms and certain pricing discounts, 1,500,000 shares of our common stock to Minrad and 5,833,333 shares of our common stock to ICA in discharge of a certain royalty obligation owed by Minrad to ICA on products commercialized by RxElite and Minrad.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Effective as of July 13, 2007, we dismissed Li & Company, PC as our independent accountants. Li & Company, PC had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Li & Company, PC is that, following the consummation of the Merger on July 13, 2007 (i) the former stockholders of RxElite owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by RxElite. The independent registered public accountant of RxElite was the firm of HJ & Associates, L.L.C. We believe that it is in our best interest to have HJ & Associates, L.L.C. continue to work with our business, and we therefore retained HJ & Associates, L.L.C. as our new independent registered accounting firm, effective as of July 16, 2007. HJ & Associates, L.L.C. is located at 50 West Broadway, Suite 600, Salt Lake City, Utah 84101.

The report of Li & Company, PC on our September 30, 2006 financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern. The decision to change accountants was approved by our board of directors on July 13, 2007.

From our inception through March 31, 2007, there were no disagreements with Li & Company, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Li & Company, PC, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report available to Li & Company, PC and requested it to furnish a letter addressed to the SEC as to whether Li & Company, PC agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Li & Company, PC’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of July 16, 2007, HJ & Associates, L.L.C. was engaged as our new independent registered public accountants. The appointment of HJ & Associates, L.L.C. was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through March 31, 2007, we did not consult HJ & Associates, L.L.C. regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon closing of the Merger, all of the then-current officers and directors of STG resigned and were replaced by RxElite’s officers and three of the directors serving immediately prior to the Merger. In connection with the approval of the post-Merger transactions described in this Current Report on Form 8-K (the “Current Report”), Mark Auerbach and Peter Williams were appointed to the board of directors. On July 13, 2007, Mathew Chen announced his resignation from the board of directors effective as of the close of business on July 13, 2007. Reference is made to the disclosure set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Our current Chief Financial Officer, Peter Sopka, may be unable to relocate to our corporate headquarters in Boise, Idaho and accordingly, we may be seeking to replace him in the near future. We expect that he will continue in his capacity as Chief Financial Officer until his successor can be appointed.

Reference is made to the disclosure of the material terms of the employment agreements with our named executive officers and the RxElite Holdings Inc. 2007 Incentive Stock Plan set forth under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Merger, we would not be considered to be a "shell company."

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), RxElite's unaudited financial statements for the period ended March 31, 2007 and audited financial statements for the fiscal year ended December 31, 2006 and 2005 are filed in this Current Report as Exhibit 99.1 and 99.2, respectively.

(b) Unaudited Pro Forma Financial Information.

In accordance with Item 9.01(b), our unaudited pro forma financial statements are filed in this Current Report as Exhibit 99.3.

(d) Exhibits.

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 13, 2007, by and among Southridge Technology Group, Inc., RxElite Holdings Inc., and RxElite Acquisition Corp.

3.1	Certificate of Incorporation of Southridge Technology Group, Inc. (Incorporated herein by reference to Exhibit 3.1B to the Registration Statement on Form SB-2 filed on December 22, 2005).

EXHIBIT #	DESCRIPTION

3.2	Bylaws of Southridge Technology Group, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed on December 22, 2005).

10.1	Stock Purchase Agreement, date as of July 13, 2007, by and among Southridge Technology Group, Inc. and each of Joseph M. Garzi and Sunodia Partners LP.

10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated of July 13, 2007, by and between Southridge Technology Group, Inc. and STG Holdings, Inc.

10.3	Form of Stock Purchase Agreement.

10.4	Stock Purchase Agreement, dated as of January 19, 2007, by and between RxElite Holdings Inc. and the investors listed on Exhibit A thereto.

10.5	Form of First Amendment to Stock Purchase Agreement.

10.6	Form of Amended and Restated Registration Rights Agreement.

10.7	Form of Warrant Agreement.

10.8	Form of Warrant Agreement issued pursuant to the Stock Purchase Agreement, dated as of January 19, 2007.

10.9	Form of First Amendment to Warrant Agreement.

10.10	Form of Escrow Agreement.

10.11	Stock Purchase Agreement dated as of July 13, 2007 between Southridge Technology Group, Inc., RxElite Holdings Inc. and International Capital Advisory Inc..

10.12	Stock Purchase Agreement dated as of July 13, 2007 between Southridge Technology Group, Inc., RxElite Holdings Inc. and Mr. Wu Kong King.

10.13	Form of Securities Purchase Agreement.

10.14
First Amended and Restated Conversion Agreement, dated as of April 26, 2007, by and among RxElite Holdings Inc. and each of the persons who were holders of Series A Preferred Stock of the RxElite Holdings Inc., par value $0.01 per share as at October 17, 2006.

10.15	Form of RxElite Stockholder Warrant

10.16*	Exclusive Manufacturing and Distribution Agreement, dated as of June 9, 2004, by and between Minrad International, Inc. and RxElite Holdings Inc.

10.17*	Partnership Agreement, dated as of November 7, 2006, by and between RxElite, Inc. and Core Tech Solutions, Inc.

EXHIBIT #	DESCRIPTION

10.18#	Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Daniel Chen.

10.19#	Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Jonathan Houssian.

10.20#	Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Earl Sullivan.

10.21#	RxElite Holdings Inc. 2007 Incentive Stock Plan.

16.1	Letter from Li & Company, PC, dated July 13, 2007.

21.1	List of Subsidiaries.

99.1	RxElite Holdings Inc. financial statements for the three months ended March 31, 2007 (unaudited).

99.2	RxElite Holdings Inc. financial statements for the fiscal years ended December 31, 2006 and 2005 (audited).

99.3
Unaudited pro forma consolidated balance sheet as of December 31, 2006 and March 31, 2007 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007.

* We have requested confidential treatment with respect to the referenced exhibits.
# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

July 17, 2007	By:	/s/ Daniel Chen
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 13, 2007, by and among Southridge Technology Group, Inc., RxElite Holdings Inc., and RxElite Acquisition Corp.

3.1	Certificate of Incorporation of Southridge Technology Group, Inc. (Incorporated herein by reference to Exhibit 3.1B to the Registration Statement on Form SB-2 filed on December 22, 2005).

3.2	Bylaws of Southridge Technology Group, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed on December 22, 2005).

10.1	Stock Purchase Agreement, date as of July 13, 2007, by and among Southridge Technology Group, Inc. and each of Joseph M. Garzi and Sunodia Partners LP.

10.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated of July 13, 2007, by and between Southridge Technology Group, Inc. and STG Holdings, Inc.

10.3	Form of Stock Purchase Agreement.

10.4	Stock Purchase Agreement, dated as of January 19, 2007, by and between RxElite Holdings Inc. and the investors listed on Exhibit A thereto.

10.5	Form of First Amendment to Stock Purchase Agreement.

10.6	Form of Amended and Restated Registration Rights Agreement.

10.7	Form of Warrant Agreement.

10.8	Form of Warrant Agreement issued pursuant to the Stock Purchase Agreement, dated as of January 19, 2007.

10.9	Form of First Amendment to Warrant Agreement.

10.10	Form of Escrow Agreement.

10.11	Stock Purchase Agreement dated as of July 13, 2007 between Southridge Technology Group, Inc., RxElite Holdings Inc. and International Capital Advisory Inc..

10.12	Stock Purchase Agreement dated as of July 13, 2007 between Southridge Technology Group, Inc., RxElite Holdings Inc. and Mr. Wu Kong King.

10.13	Form of Securities Purchase Agreement

10.14
First Amended and Restated Conversion Agreement, dated as of April 26, 2007, by and among RxElite Holdings Inc. and each of the persons who were holders of Series A Preferred Stock of the RxElite Holdings Inc., par value $0.01 per share as at October 17, 2006.

EXHIBIT #	DESCRIPTION
10.15	Form of RxElite Stockholder Warrant

10.16*	Exclusive Manufacturing and Distribution Agreement, dated as of June 9, 2004, by and between Minrad International, Inc. and RxElite Holdings Inc.

10.17*	Partnership Agreement, dated as of November 7, 2006, by and between RxElite, Inc. and Core Tech Solutions, Inc.

10.18#	Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Daniel Chen.

10.19#	Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Jonathan Houssian.

10.20#	Second Amended and Restated Employment Agreement, dated as of November 27, 2006, by and between RxElite Holdings Inc. and Earl Sullivan.

10.21#	RxElite Holdings Inc. 2007 Incentive Stock Plan.

16.1	Letter from Li & Company, PC, dated July 13, 2007.

21.1	List of Subsidiaries.

99.1	RxElite Holdings Inc. financial statements for the three months ended March 31, 2007 (unaudited).

99.2	RxElite Holdings Inc. financial statements for the fiscal years ended December 31, 2006 and 2005 (audited).

99.3
Unaudited pro forma consolidated balance sheet as of December 31, 2006 and March 31, 2007 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007.

* We have requested confidential treatment with respect to the referenced exhibits.
# Indicates management contract or compensatory plan.